UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
PENNS WOODS BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2014 PROXY

PENNS WOODS
BANCORP, INC.

PENNS WOODS BANCORP, INC.
300 Market Street
Williamsport, PA 17701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Our Shareholders:
The Annual Meeting of Shareholders of Penns Woods Bancorp, Inc. (the “Corporation”) will be held at the Pine Barn Inn, 1 Pine Barn Place, Danville PA 17821, on Wednesday, April 30, 2014 at 1:00 P.M. Only holders of record at the close of business on March 3, 2014, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
At the 2014 Annual Meeting we will:

1.	Elect four (4) Class 3 director nominees of the board of directors, to serve for a three-year term that will expire in 2017, and until their successors are elected and qualified (Proposal No. 1);

2.
Consider a proposal to amend the Articles of Incorporation to reduce the supermajority shareholder vote necessary to approve acquisitions of other companies from 66-2/3% of oustanding shares to a majority of shares voted (Proposal No. 2);

3.	Consider a proposal to adopt the 2014 Penns Woods Bancorp, Inc. Stock Incentive Plan (Proposal No. 3);

4.
Ratify the appointment of S.R. Snodgrass, P.C., of Wexford, Pennsylvania, Certified Public Accountants as the independent registered public accounting firm for the Corporation for the year ending December 31, 2014 (Proposal No. 4); and

5.	Transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.
The board of directors recommends that you vote “FOR” each of the proposals.
You are urged to mark, sign, date, and promptly return your proxy in the enclosed postage-paid envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. You may also vote your shares by using the Internet at http://www.rtcoproxy.com/pwod or by telephone by calling 1-855-667-0872 (toll-free) on a touch-tone phone and using the control number located on the proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote via the Internet. If so, the voting form your nominee sends you will provide voting instructions.
You may access the following proxy materials at http://www.cfpproxy.com/4823:

•	Notice of the 2014 Annual Meeting of Shareholders;

•	2014 Proxy Statement;

•	Annual Report to Shareholders for the year ended December 31, 2013; and

•	Proxy Card.
You are cordially invited to attend the Annual Meeting. The giving of such proxy does not affect your right to vote in person at the Annual Meeting, if you give written notice to the Secretary of the Corporation of your intention to vote at the Annual Meeting.
By Order of the Board of Directors,
Richard A. Grafmyre
President and Chief Executive Officer

Dated: March 26, 2014
Important Notice Regarding Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on Wednesday, April 30, 2014

The Proxy Statement and Annual Report to Shareholders for the year ended
December 31, 2013 are available at http://www.cfpproxy.com/4823.

PENNS WOODS BANCORP, INC.
300 Market Street
Williamsport, PA 17701

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 30, 2014

Introduction: Date, Time, and Place of Annual Meeting
This proxy statement is being furnished in connection with the solicitation by the board of directors of PENNS WOODS BANCORP, INC. (the “Corporation”), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting (the “Annual Meeting”) of holders of Common Stock (the “Common Stock”) of the Corporation to be held on Wednesday, April 30, 2014, at 1:00 P.M., at the Pine Barn Inn, 1 Pine Barn Place, Danville, PA 17821, and any adjournment or postponement thereof.
The principal executive office of the Corporation is located at 300 Market Street, Williamsport, PA 17701. All inquiries should be directed to Richard A. Grafmyre, President of the Corporation, at (570) 322-1111. Jersey Shore State Bank (“JSSB”) and Luzerne Bank ("Luzerne", together referred to as the "Banks") are wholly owned subsidiaries of the Corporation.
Solicitation and Revocability of Proxies
This proxy statement and enclosed proxy card are first being sent to shareholders of the Corporation on or about March 26, 2014. Shares represented by the proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted “FOR” the Class 3 nominees noted, “FOR” the amendment to the Articles of Incorporation to reduce shareholder vote necessary to approve acquisitions of other companies, "FOR" the 2014 Penns Woods Bancorp, Inc. Stock Incentive Plan, and “FOR” the ratification of the appointment of S.R. Snodgrass, P.C., Certified Public Accountants, as the independent registered public accounting firm of the Corporation for the year ending December 31, 2014. The execution and return of the enclosed proxy card will not affect the right of a shareholder of record to attend the Annual Meeting and to vote in person if such shareholder gives written notice to the Secretary of the Corporation.
The cost of assembling, printing, mailing, and soliciting proxies and any additional material that the Corporation may furnish shareholders in connection with the Annual Meeting will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, directors, officers, and employees of the Corporation and/or the Bank may solicit proxies by telephone, telegraph, or personal interview, with nominal expense to the Corporation. The Corporation has engaged AST Phoenix Advisors, a professional proxy solicitor (“AST”), to assist Penns Woods in connection with the solicitation of proxies for the Annual Meeting. The Corporation has agreed to pay AST a fee of $6,500 for its services and to reimburse AST for any out-of-pocket expenses incurred by AST in connection with such services. In the event AST is requested to implement a telephone solicitation of shareholders, AST will be entitled to a fee of $4.50 per call. In addition, the Corporation has agreed to indemnify AST from and against any and all claims, costs, damages, liabilities, judgments and expenses which result from claims and other proceedings brought against AST that directly relate to or arise out of the services performed by AST. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy soliciting material to the beneficial owners of shares.

A shareholder of record who returns a proxy may revoke the proxy at any time before it is voted (1) by giving written notice of revocation to Richard A. Grafmyre, President and Chief Executive Officer, Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, PA 17701, (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation, or (3) by voting in person after giving written notice to the President of the Corporation.

If your shares are held in “street name” (that is, through a broker, trustee, or other holder of record), you will receive a proxy card from your broker seeking instructions as to how your shares should be voted. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on certain routine matters. A “broker non-vote” results on a matter when your broker or nominee returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. Under the rules of The New York Stock Exchange, only Proposal No. 4 (the ratification of the appointment of the Corporation’s independent registered public accounting firm) is a routine matter, and therefore is the only proposal for which your broker or nominee has discretionary authority to vote. Your broker or nominee does not have discretionary authority to vote on Proposal No. 1 (the election of the four Class 3 directors), Proposal No. 2 (amendment to the Articles of Incorporation to reduce supermajority shareholder vote necessary to approve acquisitions of other companies), and Proposal No. 3 (2014 Penns Woods Bancorp, Inc. Stock Incentive Plan). You may not vote shares held in “street name” at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

Quorum
Under the Corporation’s bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast will constitute a quorum for transaction of business at the Annual Meeting.
Voting Securities
Holders of record of the common stock at the close of business on March 3, 2014 will be entitled to notice of and to vote at the Annual Meeting. On March 3, 2014 there were 4,819,367 shares of common stock outstanding. Each share of the common stock outstanding as of the close of business on March 3, 2014, is entitled to one vote on each matter that comes before the meeting and holders do not have cumulative voting rights with respect to the election of directors.
Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted on at the Annual Meeting. For purposes of the Annual Meeting, a quorum consists of the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast. Votes withheld, abstentions and broker non-votes will be counted in determining the presence of a quorum for each matter.

Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a particular nominee and broker non-votes will not constitute or be counted as votes cast for such nominee.

Assuming the presence of a quorum, the affirmative vote of holders of 66-2/3% of the Corporation’s outstanding common stock is required for approval of the proposal to amend the Corporation’s articles of incorporation. The affirmative vote of a majority of votes cast by shareholders at the Annual Meeting is required for the other non-election matters to be considered at the Annual Meeting. Abstentions will not constitute or be counted as votes cast, and therefore, will act as negative votes on the proposal to amend the Corporation’s articles of incorporation, but will not affect the outcome on the other non-election matters.

All proxies properly executed and not revoked will be voted as specified.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Corporation maintained the following standing committees for 2013, the current members of which are as follows:

		Number of Times Met During 2013
AUDIT:	Daniel K. Brewer, William J. Edwards, James M. Furey, II, D. Michael Hawbaker, Leroy H. Keiler, III, John G. Nackley, R. Edward Nestlerode, Jr., Jill Fortinsky Schwartz	4

EXECUTIVE:	Michael J. Casale, Jr., Joseph E. Kluger, R. Edward Nestlerode, Jr., Hubert A. Valencik	—

JSSB maintained the following standing committees for 2013, the current members of which are as follows:

AUDIT:	Daniel K. Brewer, William J. Edwards, James M. Furey, II, D. Michael Hawbaker, Leroy H. Keiler, III, R. Edward Nestlerode, Jr.	4

BUILDING & INSURANCE:	Michael J. Casale, Jr., James M. Furey, II, Leroy H. Keiler, III, Hubert A. Valencik	1

EXECUTIVE:	Michael J. Casale, Jr., James M. Furey, II, R. Edward Nestlerode, Jr., Hubert A. Valencik	—

COMPENSATION & BENEFITS:	Michael J. Casale, Jr., D. Michael Hawbaker, R. Edward Nestlerode, Jr.	1

ASSET LIABILITY:	Daniel K. Brewer, William J. Edwards, James M. Furey, II, D. Michael Hawbaker, Leroy H. Keiler, III, William H. Rockey, Hubert A. Valencik, Richard A. Grafmyre, Brian L. Knepp, Misty D. Mark	4
	(Mr. Knepp and Ms. Mark are employees of JSSB.)

Luzerne maintained the following standing committees from June 1, 2013 to December 31, 2013, the current members of which are as follows:

AUDIT:	Patricia Finan Castellano, James Clemente, Gary F. Lamont, Robert G. Lawrence, Angelo C. Terrana, Jr.	1

COMPENSATION & BENEFITS:	Gary F. Lamont, John G. Nackley, Jill Fortinsky Schwartz, William Strauser	5

LOAN COMMITEE	Patricia Finan Castellano, James Clemente, Robert J. Glunk, Richard A. Grafmyre, Joseph E. Kluger, Gary F. Lamont, Robert G. Lawrence, John G. Nackley, Jill Fortinsky Schwartz, William Strauser, Angelo C. Terrana, Jr.	2

The Audit Committee of the Corporation was composed of seven (7) independent directors within the meaning of the NASDAQ listing standards. John G. Nackley and Jill Fortinsky Schwartz joined the Audit Committee following the acquisition of Luzerne during 2013. The Audit Committee operates under a written charter, a copy of which is available on our website, www.jssb.com, under Investor Relations/ Financial Information/ Governance Documents and is available upon written request to the President. The board of directors has designated Daniel K. Brewer as the Audit Committee financial expert. The Audit Committee is responsible for the appointment, compensation, oversight, and termination of the Corporation’s independent auditors. The Audit Committee is required to pre-approve audit and certain non-audit services performed by the independent auditors. The Audit Committee also assists the board of directors in providing oversight over the integrity of the Corporation’s financial statements, compliance with applicable legal and regulatory requirements, and the performance of our internal audit function. The Audit

Committee also is responsible for, among other things, reporting to the board of directors on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the Audit Committee regularly evaluates the independent auditors’ independence, including approving consulting and other legally permitted, non-audit services provided by the auditors and the potential impact of the services on the auditors’ independence. The Audit Committee meets periodically with the independent auditors and the internal auditors outside of the presence of management, and possesses the authority to retain professionals to assist it in meeting its responsibilities without consulting with management. The Audit Committee reviews and discusses with management earnings releases, including the use of pro forma information. The Audit Committee also discusses with management and the independent auditors the effect of accounting initiatives. The Audit Committee also is responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters.
The board of directors of the Corporation met fourteen (14) times during 2013. The board of directors of JSSB met twenty-four (24) times during 2013, while the Luzerne board of directors met eight (8) times. All of the Directors attended at least 75% of the aggregate of all meetings of the board of directors and the Committees of which they were members.
Board Leadership Structure
Our board of directors maintains the freedom to choose whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separated, based on what it believes is best for the Corporation and its shareholders at any given time. The board of directors has determined that it is appropriate to separate the roles of Chief Executive Officer and Chairman of the Board for both the Corporation and its banking subsidiaries. Accordingly, R. Edward Nestlerode, Jr. serves as Chairman of the Board of the Corporation, Hubert A. Valencik serves as Chairman of the Board of JSSB, and Joseph E. Kluger serves as Chairman of the Board of Luzerne while Richard A. Grafmyre serves as Chief Executive Officer of the Corporation and JSSB and Robert J. Glunk serves as Chief Executive Officer of Luzerne. The board of directors believes this arrangement provides stronger corporate governance and conforms to industry best practices.

Board Risk Oversight
Each member of the board of directors has a responsibility to monitor and manage risks faced by the Corporation. At a minimum, this requires the members of the board of directors to be actively engaged in board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Corporation are monitored by the board of directors through its review of the Corporation’s, JSSB's, and Luzerne's compliance with regulations set forth by the banking regulatory authorities. Because risk oversight is a responsibility for each member of the board of directors, the board’s responsibility for risk oversight is not concentrated into a single committee. Instead, oversight is delegated, to a large degree, to the various board committees with an independent director serving in the capacity of committee chairman. These committees meet formally, as needed, to discuss risks and monitor specific areas of the Corporation’s performance with their findings reported at the next scheduled full meeting of the board of directors. In addition, the composition of the board of directors and normal agenda allow for the continuous oversight of risk by providing an environment which encourages the directors to ask specific questions or raise concerns and allots them sufficient time and materials to do so effectively. The overlap of committee membership provides a broad perspective of various risks and the actions undertaken to manage risks in today’s environment.
Director Independence
In the view of the board of directors, all directors who are independent within the meaning of the NASDAQ listing standards should participate in the selection of director nominees. Accordingly, all directors, except for Messrs. Walko and Grafmyre, participate in the selection of director nominees. Directors who participate in the selection of director nominees operate under a written charter, a copy of which is available on our website, www.jssb.com, under Investor Relations/Financial Information/Governance Documents and is available upon request to the President. Independent directors considering the selection of director nominees will consider candidates recommended by shareholders. Shareholders desiring to submit a candidate for consideration as a nominee of the board of directors must submit the same information with regard to the candidate as that required to be included in the Corporation’s proxy statement with respect to nominees of the board of directors in addition to any information required by the Bylaws of the Corporation. Shareholder recommendations should be submitted in writing to Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, PA 17701 (Attention: President and Chief Executive Officer), on or before December 31 of the year preceding the year in which the shareholder desires the candidate to be considered as a nominee. Although the board of directors at this time does not utilize any specific written qualifications, guidelines, or policies in connection with the selection of director nominees, candidates must have a general understanding of the financial services industry or otherwise be able to provide some form of benefit to the Corporation’s business, possess the skills and capacity necessary to provide strategic direction to the Corporation, be willing to represent the interests of all shareholders, be able to work in a collegial board environment, and be available to devote the necessary time to the business of the Corporation. In addition to these requirements, candidates will be considered on the basis of diversity of experience, skills, qualifications, occupations, education, and backgrounds, and whether the candidate’s skills and experience are complementary to the skills and experience of other board members. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by the independent directors.
Nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be submitted to the Secretary of the Corporation not less than ninety (90) days or more than one hundred fifty (150) days prior to the Annual Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from any shareholder as of the date of this proxy statement. If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.
COMPENSATION OF DIRECTORS

Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)(1)	($)
Daniel K. Brewer	$50,200	$—	$—	$—	$—	$—	$50,200
Michael J. Casale, Jr.	45,700	—	—	—	—	—	45,700
William J. Edwards	49,700	—	—	—	—	—	49,700
James M. Furey, II	49,700	—	—	—	—	—	49,700
D. Michael Hawbaker	49,700	—	—	—	—	—	49,700
Leroy H. Keiler, III	54,800	—	—	—	—	—	54,800
Joseph E. Kluger	30,283	—	—	—	—	—	30,283
John G. Nackley	24,517	—	—	—	—	—	24,517
R. Edward Nestlerode, Jr.	49,700	—	—	—	—	—	49,700
William H. Rockey	48,200	—	—	—	—	—	48,200
Jill F. Schwartz	24,017	—	—	—	—	—	24,017
Hubert A. Valencik	48,700	—	—	—	—	34,654	83,354
Ronald A. Walko	46,800	—	—	—	—	—	46,800

(1)  Represents earnings from consulting agreement (described in detail below) and an additional $17,854 for health insurance benefits.

In connection with his retirement, Mr. Valencik and the Corporation entered into a consulting letter agreement, effective August 1, 2005.  Under the agreement, Mr. Valencik will continue to perform certain consulting services for the Corporation, principally in the area of business development.  The agreement renews on each August 1, subject to either party’s right to terminate the agreement upon 45 days’ prior written notice.  During the term of the consulting agreement, Mr. Valencik will be required to devote not more than 20 hours per week to the provision of consulting services.  In consideration of the consulting services, he will be paid $1,400 per month and will be reimbursed for the after-tax cost of health insurance if he is then ineligible for coverage under the Corporation’s health insurance programs.

The Corporation paid a $15,000 retainer fee to each director of the Corporation during 2013 (prorated for directors Kluger, Nackley, and Schwartz for 2013 from the date of the acquisition of Luzerne). Mr. Nestlerode and Mr. Valencik each received $1,500 for serving as Chairman of the Board for the Corporation and JSSB, respectively. All directors of JSSB received $1,200 for each meeting of the board of directors of JSSB, $500 for each Audit or Asset Liability Committee meeting, and $400 for all other committee meetings of the board of directors of JSSB that the director attended during 2013. In addition, directors of JSSB receive compensation for accompanying an officer on property appraisals at a rate of $20 for the first hour and $10 for each subsequent hour. The director serving as the Secretary of the board of directors for JSSB receives $200 per meeting. Mr. Kluger served as the Chairman of the Board of Luzerne and was paid a monthly retainer of $1,833 for his services as such. Mr. Nackley, and Ms. Schwartz served on the board of directors of Luzerne and received a monthly retainer of $667 for their service. In addition, the board members of Luzerne received $800 per board meeting and $400 per committee meeting attended. In the aggregate, the existing board of directors of the Corporation earned $572,017 for all board and committee meetings of the Corporation and the

Bank attended. This total also includes the total received for appraisals and the secretarial function. A portion of fees earned are used to fund a deferred compensation plan for the directors who participate in this plan.
JSSB and Directors Casale, Furey, Rockey, and Walko have entered into director fee agreements pursuant to which each participating director may defer payment of all or a portion of his director’s fees earned for service on the boards of directors of the Corporation and JSSB. JSSB has established a deferral account for each participating director on its books. Benefits are funded by each director’s fees and JSSB’s general assets and are payable upon retirement, early termination, disability, death, or the occurrence of a change in control of the Corporation or JSSB. Interest is credited to each deferral account at an annual rate equal to 50% of the Corporation’s return on equity for the immediately prior year, compounded monthly. Following termination of service, interest is credited to a deferral account at a rate based on the yield of the 10-year treasury note. A participating director may receive a benefit if the board of directors has determined that, following a request by a participating director, such director has suffered a severe unforeseeable financial hardship and becomes payable at the board of directors discretion. Generally, the payments are payable, at the participating director’s prior election, in a lump sum or in 60 equal monthly installments. Following the occurrence of a triggering event, payments will commence within 30 days after, at the participating director’s prior election, his retirement or termination of service, or the occurrence of a change in control of the Corporation or JSSB. If payments were not triggered until the participating director’s death, the benefits will be paid within 90 days following receipt of the director’s death certificate.
Luzerne maintains a Director Deferred Fee Plan in which all Luzerne directors, including Mr. Kluger, Mr. Nackley and Ms. Schwartz, participate. The Plan is a non-qualified deferred compensation plan into which Luzerne directors can defer up to 100% of the board fees earned during a calendar year. All amounts deferred by a director are fully vested at all times and currently earn an annual interest rate equal to prime plus 3%, with a floor of 6%. Balances accrued in the Plan prior to December 31, 2012 earn interest at 10%. Upon cessation of a Luzerne director’s service with Luzerne, Luzerne will pay the director all amounts credited to the director’s deferred fee account.

Mr. Grafmyre did not receive any director fees during 2013. Commencing in 2011, employee directors elected to the board for the first time during 2010 and in any year thereafter (including Mr. Grafmyre) will not receive any separate compensation for serving as a director of the Corporation, JSSB, or Luzerne.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Bylaws provide that the board of directors shall consist of not less than five (5) nor more than twenty-five (25) directors who are shareholders, the exact number to be fixed and determined from time to time by resolution of the full board of directors or by resolution of the shareholders at any annual or special meeting with the number currently set at fourteen (14). The Articles of Incorporation and Bylaws further provide that the directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2, and Class 3. The directors of each class serve for a term of three (3) years and until their successors are elected and qualified. Under Pennsylvania law, directors of the Corporation can be removed from office by a vote of shareholders only for cause. The directors of the Corporation serve as follows:

Nominees for election of Class 3	Class 1 Directors	Class 2 Directors
Directors whose term expires in 2017:	to serve until 2016:	to serve until 2015:
James M. Furey, II (age 66)	Daniel K. Brewer (age 51)	William J. Edwards (age 42)
Richard A. Grafmyre (age 60)	Michael J. Casale, Jr. (age 62)	Leroy H. Keiler, III (age 50)
D. Michael Hawbaker (age 46)	Joseph E. Kluger (age 50)	Jill F. Schwartz (age 60)
John G. Nackley (age 61)	R. Edward Nestlerode, Jr. (age 61)	Hubert A. Valencik (age 72)
	William H. Rockey (age 67)	Ronald A. Walko (age 67)

The board of directors has affirmatively determined that all of the directors are independent within the meaning of the NASDAQ listing standards, except for Ronald A. Walko former President and Chief Executive Officer of the Corporation and JSSB and Richard A. Grafmyre, President and Chief Executive Officer of the Corporation and JSSB. The board categorically determined that a lending relationship resulting from a loan made by the Banks to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. The board also categorically determined that maintaining with the Banks a deposit, savings, or similar account by a director or any of the director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers.

The proxies solicited hereunder will be voted “FOR” (unless otherwise directed) the four (4) director nominees of the board of directors listed previously for election as Class 3 directors. Each nominee has agreed to serve if elected and qualified. The Corporation does not contemplate that any nominee will be unable to serve as a director for any reason. However, in the event one or more of the nominees should be unable to stand for election, proxies will be voted for the remaining nominees and such other persons selected by the board of directors, in accordance with the best judgment of the proxy holders.
INFORMATION AS TO NOMINEES AND DIRECTORS
Set forth below is the principal occupation and certain other information regarding the nominees and other directors whose terms of office will continue after the annual meeting. In addition, below we provide the particular experience, qualification, attributes, or skills that led the board of directors to conclude that each director and nominee should serve as a director. Share ownership information for each director and nominee is included under “Beneficial Ownership and Other Information Regarding Directors and Management.”

NOMINEES FOR DIRECTOR

James M. Furey, II is President and owner of Eastern Wood Products.  Mr. Furey has served as a director since 1990.  Through Mr. Furey’s professional experience in the lumber industry, which is significant in the Williamsport region, he has developed strong ties to the community.  From these community relationships, Mr. Furey provides the board with insight as to the growth opportunities and real estate industry within the Williamsport region.

Richard A. Grafmyre has served as President and Chief Executive Officer of the Corporation and JSSB since joining the Corporation in October 2010.  Prior to joining the Corporation, Mr. Grafmyre served as President, Chief Executive Officer, and Chairman of FNB Bank since 1997.  For the efficient operation of the board, the board believes that the President and Chief Executive Officer should have a position on the board to act as a liaison between the board and management and to assist with the board’s oversight responsibilities by ensuring the board receives information from management in a timely and accurate manner to permit the board to carry out its responsibilities effectively.  Mr. Grafmyre’s extensive professional banking experience within a larger holding company structure enables him to provide the board with insight as to how the Corporation’s operations, policies, and implementation of strategic plans compare to those of its peers.

D. Michael Hawbaker is Executive Vice President of Glenn O. Hawbaker, Inc., a provider of heavy construction services and products throughout the company’s market area in Centre County, Pennsylvania.  Mr. Hawbaker has served as a director since 2007. Mr. Hawbaker is one of our youngest board members, adds to the diversity of the board, and helps to ensure that the board will develop board members with a depth of knowledge of the Corporation and the Banks, in order to avoid knowledge and experience voids as older board members retire.  Additionally, Mr. Hawbaker understands the community and political landscape of the Centre County area where the board intends to continue to grow the Corporation’s business.  Mr. Hawbaker possesses a level of financial acumen important to his service as a member of the Audit Committee.

John G. Nackley is President & CEO, InterMetro Industries Corporation, a division of Emerson, after serving as Vice President and Executive Vice President. Mr. Nackley has served as a director since 2013 and has served on Luzerne’s board of directors since 2007. Mr. Nackley’s experience in a Fortune 500 company provides the board with leadership in the business climate, financial reporting, strategic planning, marketing, and governance.

DIRECTORS CONTINUING IN OFFICE

Daniel K. Brewer is a Certified Public Accountant and the principal and owner of Brewer & Company, LLC, a private CPA firm. Mr. Brewer’s experience and knowledge of financial standards and reporting is valuable to the Audit Committee of which he serves as the Chairman. Mr. Brewer’s business and social involvement in the greater area of Columbia and Montour Counties provides insight into the economic stability surrounding our newest office located in Danville, Montour County. In addition, Mr. Brewer’s knowledge of financial statements assists the board in their review of certain loan requests.

Michael J. Casale, Jr. is the principal of Michael J. Casale, Jr., Esq., LLC.  Mr. Casale has served as a director since 1999. Because banking is a highly regulated industry and success in the industry is dependent on adequately managing certain lending risks, Mr. Casale’s experience as an attorney is helpful to the board in reviewing the Corporation’s legal matters and documentation related to commercial lending matters.

William J. Edwards is President and owner of JEB Environmental Technologies, Inc., a storage tank construction company. Mr. Edwards has served as a director since 2012. Mr. Edwards, our youngest board member, adds to the diversity of the board and helps to ensure that the board will develop board members with a depth of knowledge of the Corporation and the Bank, in order to avoid knowledge and experience voids as older board members retire. In addition, Mr. Edwards’ business involvement in various communities provides insight into the economic health of the communities, while also providing insight into potential customer relationships.

Leroy H. Keiler, III operates Leroy H. Keiler, Attorney at Law.  Mr. Keiler has served as a director since 2006. Because banking is a highly regulated industry and success in the industry is dependent on adequately managing certain lending risks, Mr. Keiler’s experience as an attorney is helpful to the board in reviewing the Bank’s legal matters and documentation related to residential lending matters.  Additionally, Mr. Keiler’s relatively younger age adds to the diversity of the board and helps to ensure that the board will develop board members with a depth of knowledge of the Corporation, in order to promote continuity in the board.

Joseph E. Kluger is a Managing Principal of Hourigan, Kluger & Quinn P.C., where he has practiced law primarily in the fields of corporate finance, real estate, and for-profit and not-for-profit corporate and business law for more than 22 years. Mr. Kluger has served as a director since 2013 and has served on Luzerne’s board of directors since 2006 and serving as the Chairman of the Board since 2007. Mr. Kluger’s experience as an attorney is helpful to the board in reviewing the Corporation’s legal matters, corporate governance issues, and documentation related to the lending process and workout matters.

R. Edward Nestlerode, Jr. is the Chairman of the Board of the Corporation and is Vice President and Chief Executive Officer of Nestlerode Contracting Co., Inc., which specializes in bridge building.  Mr. Nestlerode has served as a director since 1995.  Mr. Nestlerode maintains strong community ties in the Clinton County area, which is a region that the Corporation intends to grow its business. Through his business, Mr. Nestlerode has developed knowledge of the construction industry, which provides the board with insight regarding the development of potential customer relationships and opportunities for the Bank.  In addition, Mr. Nestlerode’s previous experience as a Chief Financial Officer is valuable as a member of the Audit Committee.

William H. Rockey is a retired former Senior Vice President of the Corporation and JSSB.  He was the president of the former First National Bank of Spring Mills.  Mr. Rockey has served as a director since 1999.  Mr. Rockey’s ties to Centre County, Pennsylvania will assist the Corporation in growing its business in the Centre County region.  In addition, Mr. Rockey’s former position with the Corporation, along with his long-time professional banking experience in Centre County, Pennsylvania, combined with his knowledge and familiarity of the Corporation’s culture and operating procedures, provide the board with significant business development resources and experience.

Jill F. Schwartz is the senior partner of Wyoming Weavers, Swoyersville, PA and President of Fortune Fabrics, Inc., positions she has held since 1985. She is also the owner of Gosh Yarn It!, a yarn boutique located in Kingston, PA. Ms. Schwartz has served as a director since 2013 and has served on Luzerne’s board of directors since 2006 and currently serves as the Vice Chairman. As president of a local manufacturing company along with many years of experience as a bank director, Ms. Schwartz provides the board with an understanding of the local business climate and growth opportunities for the Corporation.

Hubert A. Valencik is the Chairman of the Board of JSSB and is a retired former Senior Vice President and Chief Operations Officer of JSSB and Senior Vice President of the Corporation.  Mr. Valencik has served as a director since 2005.  As the former Chief Operations Officer of JSSB, Mr. Valencik continues to provide the board valuable insight and information regarding the operations of the Corporation, which assists the board in providing adequate levels of management oversight.

Ronald A. Walko is a retired President and Chief Executive Officer of the Corporation and JSSB.   Mr. Walko remains active in various civic organization's in the Williamsport area. With 25 plus years of service with JSSB, Mr. Walko possesses a deep understanding of the Corporation’s operations, which assists the board in strategic planning and management oversight.

PRINCIPAL OFFICERS OF THE CORPORATION

The following table lists the executive officers of the Corporation as of March 3, 2014:

Name	Age	Position and/or Offices With the Corporation	Bank Employee Since	Number of Shares of the Corporation	Year First Elected an Officer
Richard A. Grafmyre	60	President & Chief Executive Officer of the Corporation and JSSB	2010	1,130	2010
Brian L. Knepp	39	Senior Vice President and Chief Financial Officer of the Corporation and JSSB	2005	1,012	2005
Robert J. Glunk	49	Senior Vice President and Chief Operating Officer of the Corporation; President and Chief Executive Officer of Luzerne	1985	5,917	1987

Biographical information for Mr. Grafmyre is set forth above under the caption “Information as to Nominees and Directors.”

Mr. Knepp joined JSSB in 2005 as Vice President — Finance and became the Chief Financial Officer of the Corporation and JSSB in April 2008 and Senior Vice President in 2012.

Mr. Glunk joined the Bank in 1985 as a teller, was appointed Assistant Vice President in 1992, Vice President - Branch Administration in 2000, and was appointed Senior Vice President and Chief Operating Officer of the Corporation and JSSB in 2012. Mr. Glunk was appointed President and Chief Executive Officer of Luzerne in 2013.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL OWNERS

As of March 3, 2014, there were no persons who owned of record or who are known by the board of directors to be beneficial owners of more than 5% of the Corporation’s common stock.

BENEFICIAL OWNERSHIP AND OTHER INFORMATION REGARDING DIRECTORS AND MANAGEMENT

The following table sets forth, as of March 3, 2014, information regarding the number of shares and percentage of the outstanding shares of common stock beneficially owned by each director, executive officer, and as a group.  Unless otherwise indicated in a footnote, shares of our common stock have not been pledged as security.

Name	Principal Occupation for Past Five Years	Year First Became a Director	Amount & Nature of Beneficial Ownership		% of Total Shares Outstanding
Daniel K. Brewer	Principal & Owner, Brewer & Company, LLC	2012	2,100	(1)	0.04%
Michael J. Casale, Jr.	Principal, Michael J. Casale, Jr., Esq., LLC	1999	22,084	(2)	0.46%
William J. Edwards	President & Owner of JEB Environmental Technologies, Inc.	2012	3,921	(3)	0.08%
James M. Furey, II	President & Owner of Eastern Wood Products	1990	14,607	(4)	0.30%
Robert J. Glunk	Senior Vice President & Chief Operating Officer of the Corporation and President & Chief Executive Officer of Luzerne	N/A	5,917	(5)	0.12%
Richard A. Grafmyre	President & Chief Executive Officer of the Corporation and JSSB	2010	1,130	(6)	0.02%
D. Michael Hawbaker	Executive Vice President of Glenn O. Hawbaker, Inc.	2007	2,200	(7)	0.05%
Leroy H. Keiler, III	Leroy H. Keiler, III, Attorney at Law	2006	603	(8)	0.01%
Joseph E. Kluger	Chairman of the Board of Luzerne, Managing Principal of Hourigan, Kluger & Quinn P.C.	2013	1,178	(9)	0.02%
Brian L. Knepp	Senior Vice President, Secretary, & Chief Financial Officer of the Corporation and JSSB	N/A	1,012	(10)	0.02%
John G. Nackley	President and CEO of InterMetro Industries Corporation	2013	1,432	(11)	0.03%
R. Edward Nestlerode, Jr.	Chairman of the Board of the Corporation, Vice President and Chief Executive Officer of Nestlerode Contracting Co., Inc.	1995	17,728	(12)	0.37%
William H. Rockey	Retired; Former Senior Vice President of the Corporation and JSSB; Former President of First National Bank of Spring Mills	1999	33,035	(13)	0.69%
Jill F. Schwartz	Senior Partner of Wyoming Weavers; President of Fortune Fabrics, Inc.; Owner of Gosh Yarn It!	2013	20,565	(14)	0.43%
Hubert A. Valencik	Chairman of the Board of JSSB, Retired; Former Senior Vice President & Chief Operations Officer of JSSB; Former Senior Vice President of the Corporation	2005	15,078	(15)	0.31%
Ronald A. Walko	Retired; Former President & Chief Executive Officer of the Corporation and JSSB	2000	22,732	(16)	0.47%
All Executive Officers and Directors as a Group			165,322		3.43%

(1)	Shares held individually.

(2)	Includes 15,418 shares held jointly with his spouse, 1,660 shares held by his spouse, and 5,006 shares held by his children.

(3)	Includes 804 shares held individually, 2,417 share held jointly with his spouse, and 700 shares held by his spouse.

(4)	Shares held individually.

(5)	Includes 6,547 shares held jointly with his spouse, 6,430 held individually, and 1,630 shares held by his spouse.

(6)	Shares held individually.

(7)	Shares held jointly with his spouse.

(8)	Shares held jointly with his spouse.

(9)	Shares held jointly with his spouse.

(10)	Shares held individually.

(11)	Shares held individually.

(12)	Includes 8,309 shares held jointly with his spouse and his father, 7,534 shares held individually, 551 shares held by his children, and 1,334 shares held by Nestlerode Contracting Co., Inc.

(13)	Includes 31,670 shares held jointly with his spouse, and 1,365 shares held individually.

(14)	Shares held individually.

(15)	Includes 3,310 shares held jointly with his spouse, and 11,768 shares held individually.

(16)	Includes 19,939 shares held jointly with his spouse and children, 2,245 shares held individually, 435 shares held by his spouse, and 113 shares held jointly by his spouse and children.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers and directors, and any persons owning ten percent or more of our common stock, to file in their personal capacities initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4, and annual statements of beneficial ownership on Form 5 with the Securities and Exchange Commission (the “SEC”).  Persons filing such beneficial ownership statements are required by SEC regulation to furnish us with copies of all such statements filed with the SEC.  The rules of the SEC regarding the filing of such statements require that “late filings” be disclosed in the Corporation’s proxy statement.  Based solely on the reports received by us or filed with the SEC and on written representations from reporting persons, we believe all such persons complied with all applicable filing requirements during 2013.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis addresses the following issues: members of the Compensation and Benefits Committee (the “Committee”) and their role, compensation-setting process, philosophy regarding executive compensation, and components of executive compensation.
Committee Members and Independence
The Committee is comprised of three (3) independent directors under the requirements set forth in the NASDAQ listing standards. The members of the Committee are: Michael J. Casale, Jr., D. Michael Hawbaker, and R. Edward Nestlerode, Jr.
Role of Committee
The Committee’s focus is to establish a compensation policy and philosophy that will enable the Corporation to attract, retain, motivate, and reward executive officers that are critical to the success of the Corporation. In doing so, the Committee:

•	reviews and adjusts the principles guiding the compensation policy to maintain alignment with short and long-term strategic goals and to build shareholder value;

•	establishes performance objectives including, but not limited to, earnings, return on assets, return on equity, total assets, and quality of the loan portfolio;

•	evaluates the performance of the executive officers in comparison to the performance goals;

•	determines the compensation of executive officers and the components of the compensation;

•	administers the retirement plans of the Corporation, including the defined benefit, defined contribution, and 401(k) plans;

•	administers the 2006 Employee Stock Purchase Plan;

•	recommends changes to compensation plans, cash or equity, to the full board of directors;

•	reviews and recommends changes to succession plans; and

•	reviews and recommends changes to director compensation.

Committee Meetings
The Committee meets as often as necessary. During 2013, the Committee held one meeting at which it determined and approved certain wage and benefit changes for the 2014 fiscal year. The Committee maintains a written charter. The Committee works with the President and Chief Executive Officer to determine the meeting agenda and material to be reviewed. The materials and inputs utilized may include, but are not limited to, the following:

•	financial reports outlining budget to actual performance;

•	reports of corporate achievement/recognition by outside parties;

•	forecasted financial results as compared to the current budget and actual results;

•	peer financial analysis and comparison;

•	completion and progress of meeting strategic goals;

•	peer equity and cash compensation data;

•	national and regional compensation surveys; and

•	financial impact of current and proposed compensation programs.

Committee Process
The Committee set the compensation of the executive officers and other employees during the fourth quarter of 2012 for 2013 and during the first quarter of 2013 for the period covering the remainder of 2013 and first part of 2014. The committee set the 2014 compensation for the Chief Executive Officer and Chief Financial Officer during the fourth quarter of 2013 for the 2014 fiscal year. Although the decisions are made at a point in time, the Committee continuously monitors the performance of the Corporation and executives throughout the year as part of the routine full board of directors meetings.
The Committee utilizes the input and assistance of management when making compensation decisions. Management input includes:

•	employee performance evaluations and compensation recommendations;

•	reporting actual and forecasting future results;

•	establishing performance objectives;

•	review and recommendations of non-cash employee compensation programs; and

•	assistance with Committee meeting agendas.

The President and Chief Executive Officer has direct involvement with the Committee during the meetings in order to provide status updates on the attainment of strategic goals, discuss performance evaluations, and make recommendations on executive officer compensation packages, for the named executive officers other than himself.
Annually, the Committee meets to evaluate the performance of the executive officers, set the compensation for the fiscal year, and to determine their cash bonus to be paid.
Compensation Elements

Base Salary
The Committee believes that the base salary of the named executive officers is the cornerstone of the compensation package and is the primary source of compensation to the executive. The base salary provides a consistent level of pay to the executive, which the Committee feels decreases the amount of executive turnover, promotes the long-term goals of the Corporation, and is a tax deductible expense. The factors used in determining the level of base salary include the executive’s qualifications and experience, tenure with the Corporation, responsibilities, attainment of goals and objectives, past performance, and peer practices. A review of past performance and the attainment of goals and objectives are reviewed annually as part of the formal annual performance review. During the review, which occurred during the fourth quarter of 2013 and covered the 2013 fiscal year, objectives and goals for the year and upcoming milestones related to the corporate strategic plan were discussed. Peers for the Corporation are bank holding companies headquartered within Pennsylvania, Maryland, New Jersey, New York, Ohio, and West Virginia with assets between $1 billion and $2 billion and include the following:

ACNB Corporation	BCB Bancorp, Inc.	Bridge Bancorp, Inc.
Canandaigua National Corp.	Cape Bancorp, Inc.	Center Bancorp, Inc.
Chemung Financial Corp.	Citizens and Northern Corp.	CNB Financial Corp.
Codorus Valley Bancorp	Connectone Bancorp, Inc.	ESB Financial Corp.
ESSA Bancorp, Inc.	First Citizens Banc Corp	First Mariner Bancorp
First United Corp.	Franklin Financial Services Co.	Intervest Bancshares Corp.
LNB Bancorp, Inc.	Orrstown Financial Services, Inc.	Peapack-Gladstone Financial Co.
Peoples Bancorp, Inc.	Premier Financial Bancorp, Inc.	Shore Bancshares, Inc.
Suffolk Bancorp	Summit Financial Group, Inc.	United Community Financial Corp.

Data for these peers is gathered from various sources including, but not limited to, SEC filings, Federal Reserve filings, and other information publicly released by the peer companies. The Committee utilizes such comparative information as one component solely for determining base salary for such executives. Other components considered by the Committee include the factors described above. The Committee does not assign relative weights to any one component but considers the entire mix of information. The Committee does not consider such comparative information in connection with other elements of the overall compensation of such executives.

Annual Bonus Program
The Committee administers a Performance-Based Cash Incentive Plan originally adopted in March 2010 in which certain executive officers of the Corporation, including the named executive officers, participate. The plan provides at-risk compensation awards to eligible employees, which include full-time employees of JSSB (except employees whose compensation is commission based) and part-time employees who are eligible to participate in the JSSB's Pension Plan and/or 401(k) Plan. In addition, the employee must receive an overall rating of “Good” or higher on his or her most recent individual performance appraisal for the fiscal year covered by the performance appraisal. The plan is designed to support organizational objectives and financial goals set forth in the JSSB’s strategic business plan and financial plan. The plan further aligns the interests of the Corporation’s shareholders with employees and assists JSSB in attracting, retaining, and motivating high-quality personnel, who contribute to the success and profitability of JSSB.
The Committee by resolution establishes six target results criteria on an annual basis. Target results are the annual goals of JSSB, which are consistent with JSSB’s strategic business plan and financial plan, which must be met in order to receive a cash award under the plan. The target results integrate industry peer group standards with the goals set forth in JSSB’s strategic business plan and financial plan. Targets are weighted to reflect the relative importance of each goal to JSSB’s goals under its strategic business plan and financial plan. Target measures that may be used by the Committee include, but are not limited to, return on equity, gross loan growth, growth in deposits (excluding brokered deposits), growth in core deposits, net interest margin, and net overhead as a percent of average assets. Target results are set at levels intended to be challenging, but more likely than not to be achieved, or come substantially close to being achieved.
The Committee has the discretion to exclude nonrecurring or extraordinary items of income, gain, expense, or loss, or any other factor it may deem relevant in its determination as to whether the target results have been satisfied. The Committee must conclude that an award, in such a circumstance, would ensure that the best interests of JSSB and the Corporation’s shareholders are protected and are not in conflict with the interests of the plan’s participants.
Cash awards are based upon a percentage of eligible compensation, which will be the employee’s Form W-2 gross wages net of any amount included as a payment for any prior year bonus awards. The higher the eligible employee’s position, the greater the percentage of the employee’s eligible compensation may be received as a cash award. This reflects the JSSB’s belief that the performance of our named executive officers and other members of upper management has relatively greater impact on the performance of JSSB.
If the plan participants’ employment is terminated with JSSB, other than retirement (which generally will be attaining the age of 65) or death during the plan year, the participant will not be eligible to receive a bonus award even if the target results are reached. If plan participant is terminated as a result of death or retirement and the participant worked at least six months during the plan year, the participant, or in the case of death, the participant’s beneficiary, will be eligible to receive a pro-rated bonus at the same time and manner as cash bonuses are paid to the other participants in the plan.
The plan is administered by the Committee, but annual awards determined by the Committee under the plan are subject to the approval of the board of directors of JSSB. The Committee may only make awards when it deems such awards are in the best interests of JSSB, the Corporation’s shareholders, and the plan participants. The Committee or the board may take action to amend, modify, suspend, reinstate, or terminate the plan at any time. Such amendments, modifications, suspensions, reinstatements, or terminations may apply retroactively.
For 2013, the Committee established six weighted performance targets to be satisfied as a condition to the payment of any bonuses under the plan for 2013. The performance factors and weightings for each factor for 2013, all of which exclude securities gains or losses where applicable, were as follows: Return on Equity (target: 14.68%; weighting: 30%); Gross Loan Growth (target: $22.595 million; weighting: 20%); Deposit Growth, excluding brokered deposits (target: $32.565 million; weighting: 5%); Core Deposit Growth (target: $23.677 million; weighting: 15%); Net Interest Margin (target: 4.38%; weighting: 15%); and Net Overhead as a Percentage of Average Assets (target: 1.67%; weighting: 15%). The Bank’s actual performance measured against the weighted target performance factors resulted in performance of 145% of targeted goals and resulted in potential cash awards for Tier 1 participants of up to 31.0% of base salary, and cash awards for Tier 2 participants of up to 22.8% of base salary. Based on these factors bonuses for 2013 were paid as follows: Mr. Grafmyre - $108,545; Mr. Knepp - $40,479; Ms. Riles - $33,177; and Mr. Glunk - $40,800.
Equity Awards
The Committee has not in the recent past used stock options or other equity-based awards as part of the compensation package for its named executive officers. The Committee, however, has recommended to the board that an equity incentive plan be put into place. The committee feels this tool is needed in order to continue to be able to attract top talent, retain management, and to provide a long-term compensation component. The board of directors has approved the 2014 Penns Woods Bancorp, Inc. Equity Incentive Plan and is submitting the Plan for approval by shareholders at the Annual Meeting (see Proposal No. 4).

Additional Benefits
The named executive officers may participate in other employee benefit programs that are generally available to the other employees of the Corporation. Other perquisites received by the named executive officers are either included in the Summary Compensation Table in this proxy statement or do not exceed $10,000 in the aggregate annually.

Employment and Change in Control Agreements
We have entered into employment agreements with Messrs. Grafmyre, Knepp, and Glunk. A discussion of these agreements follows.

Richard A. Grafmyre. Mr. Grafmyre is a party to an amended employment agreement with the Corporation and JSSB. The initial term of the amended agreement terminates on May 15, 2015 and then renews annually for one-year terms ending each June 1 absent notice of non-renewal by either party. Under the terms of the amended agreement, Mr. Grafmyre receives an annual base salary of $425,000, subject to discretionary increases by the Corporation or JSSB. Mr. Grafmyre is also entitled to participate in any pension, retirement, profit sharing, stock option, incentive bonus, employee stock ownership, or other plans, benefits, and privileges available to employees and executive officers of the Corporation and JSSB. In addition, Mr. Grafmyre is entitled to the use of a mid-size automobile for business and ancillary personal use and payment of initiation fees, and membership assessments and dues for him and his spouse at two clubs.

The amended agreement may be terminated by the Corporation and JSSB for cause (as defined in the agreement), in which case the parties’ obligations under the agreement will cease. If the agreement is terminated without cause and there has not been a change-in-control (as defined in the agreement), then the Corporation and JSSB will continue to pay Mr. Grafmyre’s then current annual base salary for the greater of six months or the number of months remaining in the term of his employment agreement and provide Mr. Grafmyre, at no cost to him, with continuation of health and medical benefits for the period during which he is receiving continued payments of base salary. If, following a change-in-control, the agreement is terminated by the Corporation and JSSB without cause or Mr. Grafmyre voluntarily terminates his employment for good reason (as defined in the agreement), the Corporation or JSSB will pay Mr. Grafmyre, in cash, within 30 days of termination, an aggregate amount equal to two times the sum of Mr. Grafmyre’s then base salary and the average of his bonus amounts over the prior three years; provided, however, that in the event the lump sum payment described above, when added to all other amounts or benefits provided to Mr. Grafmyre upon termination, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986 (the “Code”), the payment will be reduced to the extent necessary to avoid imposition of the tax. If during the term of the agreement, Mr. Grafmyre voluntarily terminates employment, retires, dies, or becomes disabled (as defined in the agreement), the obligations of the parties under the agreement will cease, unless Mr. Grafmyre dies or becomes disabled after providing notice of termination for good reason following a change in control, in which case, Mr. Grafmyre, or his estate, as the case may be, will be entitled to the amounts described above.

The agreement contains noncompete covenants which generally prohibit Mr. Grafmyre from engaging in banking activities within twenty-five miles of 300 Market Street, Williamsport, Pennsylvania. These covenants generally extend for a period of one year after Mr. Grafmyre’s termination of employment unless his employment terminates as a result of a delivery of a notice of nonrenewal by the Corporation and JSSB, in which case these covenants end on the date the agreement terminates.

Brian L. Knepp. Mr. Knepp is a party to an amended and restated employment agreement with the Corporation and JSSB. The initial term of the amended and restated agreement terminates on December 31, 2016 and then renews annually for one-year terms ending each December 31 absent notice of nonrenewal by either party. Under the terms of the agreement, Mr. Knepp will receive an annual base salary of at least $162,504, subject to discretionary increases by the Corporation and JSSB. Mr. Knepp is also entitled to participate in any pension, retirement, profit sharing, stock option, incentive bonus, employee stock ownership, or other plans, benefits, and privileges available to employees and executive officers of the Corporation and JSSB.

The agreement may be terminated by the Corporation and JSSB for cause (as defined in the agreement), in which case the parties’ obligations under the agreement will cease. If the agreement is terminated without cause and there has not been a change-in-control (as defined in the agreement), then the Corporation and JSSB will continue to pay Mr. Knepp’s then current annual base salary for the greater or six months or the number of months remaining in the term of his employment agreement and provide Mr. Knepp, at no cost to him, with continuation of health and medical benefits for the period during which he is receiving continued payments of base salary. If, following a change-in-control, the agreement is terminated by the Corporation or JSSB without cause or Mr. Knepp voluntarily terminates his employment for good reason (as defined in the agreement), the Corporation and JSSB will pay Mr. Knepp, in cash, within 30 days of termination, an aggregate amount equal to two times the sum of Mr. Knepp’s then base salary and the average of his bonus amounts over the prior three years; provided, however, that in the event the lump sum payment described above when added to all other amounts or benefits provided to Mr. Knepp upon termination would result in the imposition of an excise tax under Section 4999 of the Code, the payment will be reduced to the extent necessary to avoid imposition of the tax. If during the term of the agreement, Mr. Knepp voluntarily terminates employment, retires, dies, or becomes disabled (as defined in the agreement), the obligations of the parties under the agreement will cease, unless Mr. Knepp dies or becomes disabled after providing notice of termination for good reason following a change in control, in which case, Mr. Knepp, or his estate, as the case may be, will be entitled to the amounts described above.

The agreement contains noncompete covenants which generally prohibit Mr. Knepp from engaging in banking activities within twenty-five miles of 300 Market Street, Williamsport, Pennsylvania. These covenants generally extend for a period of one year after Mr. Knepp’s termination of employment unless his employment terminates as a result of a delivery of a notice of nonrenewal by Penns Woods and Jersey Shore State Bank, in which case these covenants end on the date the agreement terminates.

Robert J. Glunk. Mr. Glunk is a party to an employment agreement with the Corporation and JSSB. The initial term of the agreement was for three years and the agreement now annually renews for a one-year period ending on each October 25 absent notice of nonrenewal by either party. Under the terms of the agreement, Mr. Glunk receives an annual base salary of $165,000, subject to discretionary increases by JSSB. Mr. Glunk is also entitled to participate in any pension, retirement, profit sharing, stock option, incentive bonus, employee stock ownership, or other plans, benefits, and privileges available to employees and executive officers of JSSB.

The agreement may be terminated by the Corporation and JSSB for cause (as defined in the agreement), in which case the obligations under the agreement will cease. If the agreement is terminated without cause and there has not been a change-in-control (as defined in the agreement), then Jersey Shore State Bank will continue to pay Mr. Glunk’s then current annual base salary for the number of months remaining in the term of his employment agreement and provide Mr. Glunk, at no cost to him, with continuation of health and medical benefits for a period of two years following the termination of employment. In the event that health and medical benefits cannot be provided, a dollar amount equal to the after-tax cost of obtaining such benefits will be provided to Mr. Glunk. If, following a change-in-control, the agreement is terminated by JSSB without cause or Mr. Glunk voluntarily terminates his employment for good reason (as defined in the agreement), JSSB will pay Mr. Glunk, in cash, within 30 days of termination, two times the sum of Mr. Glunk’s then base salary and the average of his bonus amounts over the last three years; provided, however, that in the event the lump sum payment described above when added to all other amounts or benefits provided to Mr. Glunk upon termination would result in the imposition of an excise tax under Section 4999 of the Code, the payment will be reduced to the extent necessary to avoid imposition of the tax. If during the term of the agreement, Mr. Glunk voluntarily terminates employment, retires, dies or becomes disabled (as defined in the agreement), the obligations of the parties under the agreement will cease, unless Mr. Glunk dies or becomes disabled after providing notice of termination for good reason following a change in control, in which case, Mr. Glunk, or his estate, as the case may be, will be entitled to the amounts described above.

The agreement contains noncompete covenants which generally prohibit Mr. Glunk from engaging in banking activities within a county within the Commonwealth of Pennsylvania, or any contiguous county, in which a branch officer or other facility of Jersey Shore State Bank is located. These covenants generally extend for a period of one year after Mr. Glunk’s termination of employment unless his termination of employment terminates as a result of delivery of a notice of termination by JSSB, in which case these covenants end on the date the agreement terminates.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on the Committee’s review and discussion with management, the Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in, through incorporation by reference from this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2013.

Members of the Compensation and Benefits Committee
Michael J. Casale, Jr.
D. Michael Hawbaker
R. Edward Nestlerode, Jr.

EXECUTIVE COMPENSATION

The following table sets forth the annual compensation for services in all capacities to the Corporation, JSSB, and Luzerne for the year ended December 31, 2013 for those persons who served as the principal executive officer or principal financial officer at any time during the last completed fiscal year and the other executive officers for the last completed fiscal year (collectively, the “named executive officers”).

Summary Compensation Table

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Year	($)	($)(1)	($)	($)	($)(2)	($)(3)	($)(4)(5)	($)
Richard A. Grafmyre	2013	$349,093	$600	$—	$—	$108,545	$—	$32,458	$490,696
President and Chief Executive	2012	269,501	50,600	—	—	113,191	—	23,458	456,750
Officer (6)	2011	245,000	600	—	—	88,536	—	26,223	360,359

Brian L. Knepp	2013	135,409	600	—	—	40,479	—	14,637	191,125
Senior Vice President & Chief	2012	118,836	600	—	—	49,911	—	10,439	179,786
Financial Officer (7)	2011	110,942	600	—	—	28,956	—	8,377	148,875

Ann M. Riles	2013	145,639	600	—	—	33,177	20,943	8,356	208,715
Senior Vice President & Chief	2012	141,905	600	—	—	43,991	154,992	8,412	349,900
Credit Officer (8)	2011	137,725	600	—	—	35,946	165,593	7,240	347,104

Robert J. Glunk	2013	147,120	10,000	—	—	45,875	16,810	9,732	229,537
Senior Vice President & Chief	2012	127,142	600	—	—	53,399	87,827	4,424	273,392
Operating Officer (9)	2011	119,215	600	—	—	31,115	89,633	4,238	244,801

(1)	Amounts include a $600 holiday bonus paid to all employees of JSSB and for Mr. Glunk a relocation bonus of $10,000 in 2013.

(2)	Amounts represent amounts paid under the Corporation’s Performance-Based Bonus Plan adopted in March 2010.

(3)
The amounts in the Change in Pension Value and Nonqualified Deferred Compensation earnings column include the aggregate change in the actuarial present value of the accumulated benefit under the defined benefit pension plan. The pension plan is described under the heading “Retirement Plan” below.

(4)	The cost of certain perquisites and other personal benefits for Messrs. Grafmyre, Knepp, Glunk, and Ms. Riles are not included because such total does not exceed $10,000.

(5)	Other compensation includes employer contributions to the 401(k) Plan for the benefit of Messrs. Grafmyre, Knepp, Glunk, and Ms. Riles.

(6)
Mr. Grafmyre joined the Corporation in October 2010 and serves as the President and Chief Executive Officer of the Corporation and JSSB, and is also a member of the board of directors of the Corporation, JSSB, and Luzerne.

(7)	Mr. Knepp serves as a Senior Vice President, Chief Financial Officer, and Secretary of the Corporation and JSSB.

(8)	Ms. Riles served as a Senior Vice President of the Corporation and JSSB and the Chief Credit Officer of JSSB until her retirement at the end of 2013.

(9)
Mr. Glunk serves as a Senior Vice President and Chief Operating Officer of the Corporation and as the President and Chief Executive Officer of Luzerne and is also a member of the board of directors of Luzerne.

GRANTS OF PLAN-BASED AWARDS

There were no grants of equity plan-based awards to our named executive officers during the 2013 fiscal year.

The following table shows information regarding non-equity incentive awards under the Corporation’s Performance-Based Bonus Plan for 2013 for Mr. Grafmyre, Mr. Knepp, Ms. Riles and Mr. Glunk.

(For fiscal year ended December 31, 2013)

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)
Richard A. Grafmyre	$34,909	$76,800	$146,619
Brian L. Knepp	13,541	29,790	56,872
Ann M. Riles (2)	10,632	23,302	45,148
Robert J. Glunk	14,712	32,366	61,790

(1)
Amounts reported are the following percentages of base salary in 2013, based on achievement of weighted target results for 2013 (i.e., return on equity, gross loan growth, growth in deposits (excluding brokered deposits), growth in core deposits, net interest margin, and net overhead as percentage of average assets), which were established as targets by the Compensation and Benefits Committee under the Performance-Based Bonus Plan: Messrs. Grafmyre, Knepp, Glunk - 10.0% (threshold), 22.0% (target), and 42.0% (maximum) and Ms. Riles - 7.3%, 16.0%, and 31.0%.

(2)	Ms. Riles retired effective December 31, 2013.

Awards were paid for 2013 under the Performance-Based Bonus Plan because actual performance measured against weighted performance factors resulted in performance of 145% of targeted performance goals. Cash payments made under the Plan for 2013 are included in the Summary Compensation Table under the column labeled “Non-Equity Incentive Plan Compensation.”   For further information on the Performance-Based Bonus Plan, see the “Compensation Discussion & Analysis” section of this proxy statement.

OUTSTANDING EQUITY AWARDS

There were no outstanding equity awards as of December 31, 2013 for our named executive officers.

OPTION EXERCISES AND STOCK VESTED

There were no options exercised or vested during the 2013 fiscal year.

NONQUALIFIED DEFERRED COMPENSATION

There was no participation by any of the named executive officers in a non-qualified deferred compensation plan.

RETIREMENT PLAN

JSSB maintains a noncontributory defined benefit pension plan for all employees hired prior to January 1, 2004, who meet certain age and length of service requirements. Benefits are based primarily on years of service and the average annual compensation earned by an employee, which is the employee’s annual compensation averaged over the five highest paid consecutive calendar years within the final ten years of employment. Annual compensation is based upon the employee’s W-2 wages, which includes base salary, bonus, personal vehicle mileage for certain executive officers, and life insurance coverage that exceeds $50,000. JSSB's funding policy is consistent with the funding requirements of federal law and regulations. Plan assets are primarily comprised of common stocks and U.S. Government and corporate debt securities. The plan was amended, effective January 1, 2004, to cease eligibility for employees with a hire date of January 1, 2004 or later. Because Messrs. Grafmyre and Knepp joined JSSB in 2010 and 2005, respectively, they are not eligible to participate in the pension plan and are, therefore, excluded from the table below. Employees with a hire date of January 1, 2004 or later are eligible to receive, after one year of service, an annual contribution by JSSB equal to a discretionary percentage of an employee’s base compensation into an account established for the employee under the JSSB’s 401(k) plan. The accrued normal retirement benefit under the plan is determined by the following formula: 1.4% of the average annual compensation up to social security covered compensation multiplied by the credited service, plus 2% of the average annual compensation that is in excess of the Social Security covered compensation multiplied by the number of years of credited service.

The following table sets forth the total number of years of credited service and the present value of the accumulated benefit as of December 31, 2013 for the named executive officer who participates in the defined benefit pension plan.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ann M. Riles (1)	Jersey Shore State Bank Retirement Plan	29.25	$793,791	—
Robert J. Glunk	Jersey Shore State Bank Retirement Plan	26.33	371,538	—

(1)	Ms. Riles retired effective December 31, 2013.

POTENTIAL POST-EMPLOYMENT PAYMENTS

Each of the named executive officers would be entitled to certain contractual benefits if their employment terminates under certain circumstances preceding or following a change in control. The agreements are described under the caption “Employment and Change-in-Control Agreements” included in the Compensation Discussion and Analysis. We calculated the potential post-employment payments due to each of these named executive officers assuming each named executive officer terminated employment or a change in control occurred on December 31, 2013. Actual amounts payable can only be determined at the time of such executive’s termination. The following table summarizes the potential payments to Messrs. Grafmyre, Knepp, and Glunk. Ms. Riles is not included in the table because she retired effective December 31, 2013.

				Before Change in Control		After Change in Control
		Termination for Death or Disability	Involuntary Termination for Cause	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Voluntary Termination for Good Reason
Richard A. Grafmyre	Severance (1)	$—	$—	$280,739	$—	$680,000	$680,000
	Welfare continuation (2)	—	—	9,886	—	—	—
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$290,625	$—	$680,000	$680,000
Brian L. Knepp	Severance (1)	$—	$—	$54,738	$—	$331,699	$331,699
	Welfare continuation (2)	—	—	—	—	—	—
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$54,738	$—	$331,699	$331,699
Robert J. Glunk	Severance (1)	$—	$—	$109,014	$—	$324,735	$324,735
	Welfare continuation (2)	—	—	28,579	—	—	—
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$137,593	$—	$324,735	$324,735

(1) For severance and welfare continuation payment calculation, and time and form of such payments, see “Employment and Change in Control Agreements.”
(2) Assumes no increase in the cost of welfare benefits.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is composed of eight (8) independent directors as defined under NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is available on our website, www.jssb.com, under Investor Relations/Financial Information/Governance Documents and is available upon request to the President.

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2013, and discussed them with management and our independent registered public accounting firm, S.R. Snodgrass, P.C. The Audit Committee also has discussed with our independent auditor the matters required to be discussed by the U.S. Statement on Auditing Standards No. 61, as amended.

The Audit Committee has received from our independent auditor the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with management and the independent accountant the accountant’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that our audited financial statements for the fiscal year ended December 31, 2013 be included in our Annual Report on Form 10-K for that fiscal year for filing with the SEC.

In connection with standards for independence of our external auditors issued by the Public Company Accounting Oversight Board, during the 2014 fiscal year, the Audit Committee will undertake to consider in advance of the provision of any non‑audit services by our independent accountant whether the provision of such services is compatible with maintaining the independence of our external auditors.

This report is not intended to be incorporated by reference into any filing made by Penns Woods Bancorp, Inc. with the SEC under the Securities Act or the Exchange Act.

Members of the Audit Committee
Daniel K. Brewer
William J. Edwards
James M. Furey, II
D. Michael Hawbaker
Leroy H. Keiler, III
John G. Nackley
R. Edward Nestlerode, Jr.
Jill Fortinsky Schwartz

PROPOSAL NO. 2

PROPOSAL TO AMEND ARTICLES OF INCORPORATION
TO REDUCE THE SUPERMAJORITY SHAREHOLDER VOTE NECESSARY
TO APPROVE ACQUISITIONS OF OTHER COMPANIES

The board of directors has approved an amendment to the Corporation’s Articles of Incorporation that, if also approved by shareholders, would decrease the supermajority shareholder vote necessary to approve acquisitions of other companies by the Corporation. The amendment would not change the existing 66-2/3% supermajority shareholder vote now necessary to approve any merger or similar transaction resulting in the sale of the Corporation. The board of directors recommends that shareholders approve this amendment.

Article 13 of the Corporation’s Articles of Incorporation presently requires any merger or consolidation to which the Corporation is a party be approved by the affirmative vote of holders of at least 66-2/3% of the outstanding shares of common stock of the Corporation. This super majority vote is required even if the Corporation is the acquiring company in the transaction. Obtaining approval of 66-2/3% of the Corporation’s outstanding shares in a transaction in which the Corporation is the acquiring company may result in unnecessary cost and expense to the Corporation. For example, brokers holding shares in street name are not permitted to vote shares held by their clients on mergers or similar transactions unless they receive direction on how to vote the shares from such clients. Because broker “non-votes” (shares as to which brokers do not receive instructions from their clients) are effectively votes against a proposal covered by the current Article 13, the Corporation would in all likelihood need to engage a proxy solicitation firm at additional cost and expense to ensure that shareholders respond in a timely manner.

Under the proposed amendment, the super majority voting provisions of Article 13 would not apply in any merger, consolidation, share exchange or similar transaction if members of the Corporation’s board of directors continued to constitute at least a majority of the board of directors of the resulting company after the transaction, and if shareholders of the Corporation continued to hold at least a majority of the outstanding voting securities of the resulting company after the transaction. For any transaction in which the Corporation’s board of directors and shareholders would not continue to control at least a majority of the Board seats and a majority of outstanding voting securities, the 66-2/3% super majority vote of the Corporation’s shareholders would continue to apply.

The proposed change to Article 13 is consistent with the voting requirements for mergers set forth in the Pennsylvania Business Corporation Law. Under the Business Corporation Law, a shareholder vote is not required in a merger if the transaction will not result in any change to a corporation’s Articles of Incorporation, and shareholders immediately prior to the transaction will continue to own at least a majority of the outstanding voting shares. The rules of the NASD, however, which are applicable to the Corporation, presently require shareholder approval in any transaction which would result in the issuance of 20% or more of the Company’s outstanding shares regardless of whether the Corporation is the acquiring company. In cases in which the NASD rules require shareholder approval, the vote requirement presently applicable to the Corporation would be a majority of votes cast at the meeting of shareholders to consider the transaction.

The board of directors of the Corporation believes that the proposed changes to Article 13 of the Corporation’s Articles of Incorporation will permit the Corporation the flexibility to pursue smaller acquisitions at considerably less cost and expense, while retaining the requirement that shareholders consider and vote on all transactions that would result in a sale of the Corporation

(requiring a 66-2/3% affirmative vote of outstanding shares) and on larger acquisition transactions by the Corporation that would result in the Corporation issuing 20% or more of its outstanding shares (which would require the affirmative vote of a majority of all votes cast if proposed revision to the Articles of Incorporation is approved).

The Corporation has no present plan, agreement or understanding involving any merger or consolidation. It is possible, however, that other merger or consolidation opportunities may occur in which the lower shareholder approval requirement will enhance its ability to take advantage of such opportunities without reducing shareholder protection against a non-negotiated or hostile attempted takeover of the Corporation.

The amendment of the Articles of Incorporation to reduce the percentage of votes required to approve certain mergers and consolidations will consist of a revision of Article 13 of the Articles of Incorporation to provide as follows:

“13. No merger, consolidation, liquidation or dissolution of the Corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the outstanding shares of Common Stock in addition to any other vote of security holders otherwise required by these Articles of Incorporation or by law.

Notwithstanding the preceding sentence, this Article 13 shall not apply to any merger, consolidation, share exchange or similar transaction involving the Corporation if (i) members of the Board of Directors of the Corporation will constitute at least a majority of the Board of Directors of the surviving or new corporation or entity immediately after the transaction and (ii) shareholders of the Corporation will hold in the aggregate voting shares of the surviving or new corporation or entity to be outstanding immediately after completion of the transaction entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors. This Article may not be amended unless first approved by the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the outstanding shares of Common Stock in addition to any other vote of security holders otherwise required by these Articles of Incorporation or by law.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS AMENDMENT. The affirmative vote of 66-2/3% of outstanding shares of the Corporation's common stock is required to approve this amendment. Abstentions and broker nonvotes will, in effect, constitute “votes” against the proposed amendment. All proxies will be voted “FOR” approval of this amendment unless a shareholder specifies to the contrary on such shareholder’s proxy card.

PROPOSAL NO. 3
PROPOSAL TO APPROVE THE PENNS WOODS BANCORP, INC.
2014 EQUITY INCENTIVE PLAN

The board of directors has approved the 2014 Equity Incentive Plan (the “2014 Plan”), subject to approval by the Corporation’s shareholders. The 2014 Plan will enable the board to provide stock compensation to employees and non-employee directors of the Corporation and its subsidiaries. The following summary of the provisions of the 2014 Plan is subject to the specific provisions in the full text of the 2014 Plan set forth as Appendix “A”  to this Proxy Statement.
The Corporation believes that it is appropriate to continue to have a performance-oriented culture, and that shareholder value can increase if stock ownership levels are increased at all levels of the Corporation.
The Corporation believes that an equity-based compensation program will be integral to its success and will be important to its ability to achieve consistently superior performance in the years ahead. Therefore, the board of directors has unanimously approved the proposed 2014 Plan and directed that it be submitted to shareholders for consideration.
Purpose of 2014 Plan
The Penns Woods Bancorp, Inc. 2014 Equity Incentive Plan is intended to provide selected employees and non‑employee directors of the Corporation and its Subsidiaries with an opportunity to acquire the Corporation’s common stock. The 2014 Plan is designed to help the Corporation attract, retain and motivate employees and non‑employee directors to make substantial contributions to the success of the Corporation’s business and the businesses of its subsidiaries. Awards will be granted under the Plan based on, among other things, the individual’s level of responsibility and performance.

Key Terms
The Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key provisions:

Plan Effective Date:	April 30, 2014
Plan Expiration Date:	No awards may be made after 10 years from Effective Date
Eligible Participants:	All employees and non-employee directors of the Corporation and its subsidiaries
Shares Authorized:	12 ½ percent of the total issued and outstanding shares on April 30, 2014 (estimated at approximately 602,500 shares) and may be adjusted annually
Award Types:	* incentive stock options with a term not longer than 10 years; * non-qualified stock options with a term not longer than 10 years and one month; and * restricted stock
Share Limits Per Person:	Stock options and restricted stock covering no more than 200,000 of authorized shares under the Plan may be issued to any single participant in any twelve month period
Restricted Stock Authorized:	5% of the total issued and outstanding shares on April 30, 2014 (estimated at approximately 241,000 shares)
Vesting:	Determined by the Committee but with a minimum one-year vesting requirement
Performance Criteria:	Determined by the Committee
Not Permitted:	* To grant stock options at a price below fair market value; * To authorize repricing of stock options; * To change per person share limit; or * To waive performance goals

Eligibility
Employees and non-employee directors of the Corporation and its subsidiaries and affiliates are eligible to receive awards under the 2014 Plan. The Committee will determine which employees and non-employee directors will be eligible to receive awards under the 2014 Plan.

Administration
The 2014 Plan will be administered by the compensation committee of the board of directors (the “Committee”), consisting of two or more members of the board who are non-employee directors within the meaning of Section 16 fo the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Committee will select the employees and non-employee directors who will receive awards, determine the number of shares covered by any award, and establish the terms, conditions and other provisions of the grants. The Committee may interpret the 2014 Plan and establish, amend and rescind any rules relating to the 2014 Plan.

Shares Authorized
The initial total aggregate number of shares of the Corporation’s common stock for which Awards may be made under the 2014 Plan shall not exceed 12½% of the Corporation’s issued and outstanding common stock on the date of the approval of the 2014 Plan by the Corporation’s shareholders. Notwithstanding the foregoing, the number of shares of common stock available for issuance under the 2014 Plan, including shares subject to then outstanding Awards, shall automatically increase on the first trading day of January of each calendar year during the term of the 2014 Plan, beginning with calendar year 2015, by an amount equal to the lesser of: (i) 12½% of the positive difference, if any, between the number of outstanding shares of common stock, including shares subject to outstanding Awards, on the last trading day of the immediately preceding calendar year and the number of outstanding shares of common stock, including shares subject to outstanding Awards, on the first trading day of such immediately preceding calendar year; or (ii) an amount determined by the board of directors. No incentive stock options may be granted on the basis of the additional shares of common stock resulting from such annual increases.

Subject to the overall 12½% limit, as adjusted, the maximum aggregate number of shares of common stock for which restricted shares may be awarded under the 2014 Plan shall not exceed 5% of the Corporation’s issued and outstanding Common Stock on the date of the approval of the 2014 Plan by the Corporation’s shareholders. If any option is exercised by tendering shares of common stock to the Corporation as full or partial payment in connection with the exercise of such option under the 2014 Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of common stock issued net of the common stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for Awards under the Plan.
Awards
Subject to Plan limits, the Committee has the discretionary authority to determine the size of an award, any vesting requirement and any performance-based requirements. All awards must contain a minimum one-year vesting requirement but may be subject to such longer vesting period and/or one or more performance goals as the Committee may determine. The size of the awards made under the 2014 Plan (both stock options and restricted stock) will be directly impacted by Penns Woods’ performance. The 2014 Plan permits the Committee to authorize Penns Woods’ Chief Executive Officer to make limited awards under the 2014 Plan pursuant to a policy to be approved by the Committee. The Chief Executive Office may not make any awards to, or alter any awards previously made to, him or herself or any person who is subject to Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Exercise of Stock Options
The exercise price of an option to purchase a share of common stock shall be, in the case of an incentive stock option, not less than 100% of the fair market value of a share of common stock on the date the option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an incentive stock option granted to an owner of more than 10% of the voting power of the Corporation’s outstanding voting securities. The exercise price of an option to purchase a share of common stock shall be, in the case of a non-qualified stock option, not less than 100% of the fair market value of a share of common stock on the date the option is granted. Fair market value shall be determined under the provisions of Code Section 409A and the regulations and guidance promulgated thereunder. The exercise price shall be subject to adjustment pursuant to limited circumstances relating to stock dividends, stock splits and similar transactions.

Vesting of Awards
Each stock option or restricted stock award shall be subject to such terms and conditions, including vesting requirements, as may be specified in the agreement issued to a participant to evidence the grant of such award. A restricted stock award shall be subject to a vesting schedule and one or more performance goals. The board of directors presently intends to grant awards of both stock options and restricted stock that vest over a five-year period.

Each stock option or restricted stock award granted to a participant shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the participant has completed at least one year of continuous employment or service as a non‑employee director with the Corporation or a subsidiary immediately following the date that the restricted stock was awarded (or such later date as may be specified in an agreement, including a date that may be tied to the satisfaction of one or more performance goals); (ii) unless otherwise provided in an agreement, a change in control of the Corporation occurs; (iii) unless otherwise provided in an agreement, the participant’s retirement, death, or disability; or (iv) unless otherwise provided in an agreement, the participant terminates employment or service as a non-employee director due to retirement.
In the event that a participant’s employment or services as a non‑employee director are terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period (but not any performance goal or goals) with respect to an award held by such participant. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such participant’s termination of employment.
Change in Control
Stock options and restricted stock awarded under the 2014 Plan will become exercisable and fully vested upon the occurrence of a change in control of the Corporation as defined in the 2014 Plan.

Termination, Death, Disability and Retirement
Stock options generally expire upon termination of employment.  In certain instances after an optionee terminates employment or service, the Committee may extend the exercise period of a vested nonqualified stock option up to the remaining term of the option.  A vested incentive stock option must be exercised within three months from the date of termination of employment. The Committee may provide that any service requirement may be accelerated or waived upon death, disability or retirement of an option holder. Performance goals cannot be accelerated or waived by the Committee for any option holder except if a change in control occurs or upon death, disability or retirement.

Restricted stock awards are generally subject to the same provisions with respect to vesting and achievement of performance goals as described above.

Amendments
The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

•	increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except in the case of certain corporate reorganizations);

•	changes the class of eligible Participants; or

•	otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant
No amendment, modification, suspension or termination of the Plan shall in any manner negatively affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.
Tax Consequences
The following is a general description of the federal income tax consequences to the participant and the Corporation with regard to awards granted under the 2014 Plan under present law. This discussion is intended for the information of shareholders in connection with the Annual Meeting and not as tax guidance to participants in the 2014 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws and does not purport to discuss all tax consequences related to awards under the 2014 Plan.

Incentive Stock Options.   There typically will be no federal income tax consequences to the optionee or to the Corporation upon the grant or exercise of an incentive stock option (other than the potential alternative minimum tax consequences, discussed in this paragraph, to the optionee upon exercise). If the optionee holds the shares acquired upon option exercise for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Corporation will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Corporation will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current federal taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income. As a result, the exercise of an incentive stock option may trigger alternative minimum tax liability.
Nonqualified Stock Options.   There typically will be no federal income tax consequences to the optionee or to the Corporation upon the grant of a nonqualified stock option under the 2014 Plan. When the optionee exercises a nonqualified option, however, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and the Corporation will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
Restricted Stock.   Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days of the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates.
Summary of Benefits
It is not possible to determine the number of options to purchase common stock or the number of shares of restricted stock that will be awarded under the 2014 Plan to any particular individual. No awards have been made under the 2014 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PENNS WOODS BANCORP, INC. 2014 EQUITY INCENTIVE PLAN. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to approve the Plan. All proxies will be voted “FOR” unless a shareholder specifies to the contrary on such shareholder’s proxy card.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors of the Corporation has appointed the firm of S.R. Snodgrass, P.C., Certified Public Accountants (the “Auditors”), of Wexford, Pennsylvania, as the Corporation’s independent registered public accounting firm for its 2014 fiscal year. The terms of the appointment were reviewed and recommended by the Audit Committee.

Although ratification by the Corporation’s shareholders is not required by our bylaws or otherwise, the board of directors is submitting the selection of the Auditors to shareholders for ratification because the Corporation values its shareholders’ views on the Corporation’s independent registered public accounting firm. If the Corporation’s shareholders fail to ratify the selection, it will be considered as notice to the board of directors and the Audit Committee to consider the selection of a different independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation.

A representative from the Auditors is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so, and will be available to answer appropriate questions from shareholders.

The Auditors served as the Corporation’s independent registered public accounting firm for the 2013 and 2012 fiscal years, provided assistance to the Corporation, JSSB, and Luzerne in connection with regulatory matters, charging the Corporation for such services at its customary hourly billing rates. The fees paid by the Corporation, JSSB, and Luzerne are summarized below. The non-audit services were approved by the Corporation’s, JSSB's, and Luzerne’s Audit Committee after due consideration of the effect of the performance thereof on the independence of the Auditors and after the conclusions by the Corporation’s, JSSB's, and Luzerne's board of directors that there was no effect on the independence of the Auditors. The Auditors have advised the Corporation that none of its members have any financial interest in the Corporation.

Audit Fees
The fees for professional services incurred by the Corporation for services rendered by the Corporation’s independent auditors in connection with the audit of the Corporation’s financial statements for the years ended December 31, 2013 and December 31, 2012, and the review of the Corporation’s Forms 10-Q for such fiscal years were $190,901 and $124,622, respectively. All such services were performed by permanent, full-time employees of S.R. Snodgrass, P.C.

Audit-Related Fees
Audit-Related fees for the performance of the audits of the Corporation's employee benefit plans’ financial statements for the years ended December 31, 2013 and December 31, 2012, were $20,500 and $20,775, respectively.

Tax Fees
Tax fees for the years ended December 31, 2013 and December 31, 2012 resulting from services provided by the Corporation’s independent registered public accounting firm totaled $21,950 and $13,750, respectively.

Other Fees
There were other fees billed to the Corporation by S.R. Snodgrass, P.C. for other services for the years ended December 31, 2013 and December 31, 2012 that totaled $2,500 and $9,600, respectively.

Pre-approval of Audit and Permissible Non-Audit Services
The Audit Committee of the Board of Directors pre-approves all audit and permissible non-audit services provided by the Corporation’s independent registered public accounting firm. All of the services provided by S.R. Snodgrass, P.C. set forth above were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION FOR THE APPOINTMENT OF S.R. SNODGRASS, P.C., AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2014 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment. All proxies will be voted “FOR” ratification appointment unless a shareholder specifies to the contrary on such shareholder’s proxy card.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Applicable SEC regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for Penns Woods’ Annual Meeting of Shareholders to be held in 2015 must be submitted in writing to the President of Penns Woods Bancorp, Inc., at its principal executive office, 300 Market Street, Williamsport, PA 17701, on or before November 26, 2014, and must follow the procedures required by SEC Rule 14a-8 in order to be included in proxy materials relating to that meeting.

A shareholder proposal submitted after November 26, 2014, or which does not otherwise meet the requirements of the SEC, will not be included in Penns Woods’ proxy statement for the annual meeting to be held in 2015, but may be presented for consideration at the annual meeting, if submitted to the Secretary of the Corporation not less than ninety (90) days or more than one hundred fifty (150) days prior to the annual meeting, which proposal must contain certain information required by the bylaws. If the shareholder intending to present such a proposal has not provided Penns Woods written notice of the matter on or before January 30, 2015, the proxy holders of the board of directors will have discretionary authority to vote on such proposal at the meeting. However, if the date of the 2015 annual meeting is changed more than 30 days from April 30, 2015, the anniversary of the 2014 annual meeting, the deadline for delivery notice to the Corporation which would restrict the proxy holders of the Board of Directors from exercising discretion would be a reasonable time before Penns Woods sends its proxy materials, assuming the notice complies with the requirements of the bylaws.

CERTAIN TRANSACTIONS

NASDAQ rules require that we conduct an appropriate review of related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by our Audit Committee or another independent body of the Board of Directors.

Our Code of Ethics and Conflicts of Interest Policy requires all directors, officers, and employees who may have a potential or apparent conflict of interest to notify our Human Resource Director. A potential conflict exists whenever an individual has an outside interest - direct or indirect - which conflicts with the individual’s duty to the Corporation or any of its affiliates or adversely affects the individual’s judgment in the discharge of his or her responsibilities. Prior to consideration, full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction is required The Code of Ethics and Conflict of Interest Policy is available for review by contacting the President.

To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest.

There have been no material transactions between the Corporation and Banks, or any material transactions proposed, with any director or executive officer of the Corporation and Banks, or any associate of the foregoing persons. The Corporation and the Banks have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Banks and their associates on comparable terms and with similar interest rates as those prevailing from time to time for persons not related to or associated with the Corporation and the Banks.
Total loans outstanding from the Banks at December 31, 2013 to the Corporation's and the Banks’ officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $10,955,000 or approximately 8.57% of the total equity capital of the Corporation. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Corporation and the Banks, and did not involve more than the normal risk of collectability or present other unfavorable features.

ANNUAL REPORT

A copy of the Corporation’s Annual Report and Form 10-K for its fiscal year ended December 31, 2013 is enclosed with this proxy statement.
You may access the following proxy materials at http://www.cfpproxy.com/4823:

•	Notice of the 2014 Annual Meeting of Shareholders;

•	2014 Proxy Statement;

•	Annual Report to Shareholders for the year ended December 31, 2013; and

•	Proxy Card.

OTHER MATTERS

The board of directors of the Corporation is not aware that any other matters are to be presented for action, other than the matters described in the accompanying Notice of Annual Meeting of Shareholders. Because the Corporation has not received notice of any other matters to be presented for action at the meeting; if any other matters properly come before the Meeting, or any adjournments thereof, the proxy holders are authorized to vote thereon at their discretion.

All directors of the Corporation are expected to attend the Corporation’s Annual Meeting of Shareholders. In 2013, eleven directors attended the Annual Meeting of Shareholders.

Shareholders may communicate directly with the Board of Directors of the Corporation by contacting the Corporation’s President & Chief Executive Officer, Richard A. Grafmyre, 300 Market Street, Williamsport, PA 17701 (570-322-1111). All bona fide communications received by the Corporation’s President & Chief Executive Officer will be relayed to the applicable member of the board of directors or, if no specific director is designated to receive the communication, the appropriate board member.

ADDITIONAL INFORMATION

UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION’S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2013 INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT MAY BE OBTAINED, WITHOUT CHARGE, FROM RICHARD A. GRAFMYRE, PRESIDENT, PENNS WOODS BANCORP, INC.

By Order of the Board of Directors,

Richard A. Grafmyre
President and Chief Executive Officer

Dated: March 26, 2014

Appendix A

Penns Woods Bancorp, Inc.
2014 Equity Incentive Plan

Penns Woods Bancorp, Inc.
2014 Equity Incentive Plan

ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF AWARDS
1.1Purpose. The Penns Woods Bancorp, Inc. 2014 Equity Incentive Plan is intended to provide selected employees and non‑employee directors of Penns Woods Bancorp, Inc. (the “Corporation”) and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate employees and non‑employee directors to make substantial contributions to the success of the Corporation’s business and the businesses of its Subsidiaries. Awards will be granted under the Plan based on, among other things, the individual’s level of responsibility and performance.
1.2 Authorized Plan Awards. Incentive Stock Options, Nonqualified Stock Options and Restricted Stock may be awarded within the limitations of the Plan herein described.
ARTICLE 2. DEFINITIONS
2.1 “Agreement.” A written or electronic agreement between the Corporation and a Participant evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.
2.2 “Award.” The grant of a Stock Option or an award of Restricted Stock.
2.3 “Board.” The Board of Directors of the Corporation.
2.4 “Change in Control.” Except as otherwise provided in an Agreement, the first to occur of any of the following events:
(a)any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation’s employee benefit plans, or any entity holding the Corporation’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 25% or more of the combined voting power of the Corporation’s then outstanding securities;
(b)receipt of applicable Federal and State regulatory approval with respect to a binding written agreement providing for a sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;
(c)the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:
(i)under the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation, or reorganization, will own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation, or reorganization (the “Surviving Corporation”);
(ii)under the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation, or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation, or reorganization; and
(iii)based on the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation, or reorganization had beneficial ownership of 25% or more of the then outstanding voting securities) will have beneficial ownership of 25% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(d)a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or
(e)during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two‑thirds of the directors then still in office who were directors at the beginning of the period.
Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 25% or more of the combined voting power of the Corporation’s then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 25% or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.
2.5 “Code.” The Internal Revenue Code of 1986, as amended.
2.6 “Code of Conduct.” The policies and procedures related to employment of Employees by the Corporation or a Subsidiary set forth in the Corporation or a Subsidiary’s employee handbook as well as any policies and procedures related to service as a non‑employee director of the Corporation or a Subsidiary. The Code of Conduct may be amended and updated at any time. The term “Code of Conduct” shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to Employees and non‑employee directors of the Corporation or a Subsidiary.
2.7 “Committee.” The Compensation Committee of the Board.
2.8 “Common Stock.” The common stock of the Corporation ($8.33 par value) as described in the Corporation’s Articles of Incorporation, or such other stock as shall be substituted therefor.
2.9 “Corporation.” Penns Woods Bancorp, Inc., a Pennsylvania corporation.
2.10 “Employee.” Any common law employee of the Corporation or a Subsidiary. An Employee does not include any individual who: (i) does not receive payment for services directly from the Corporation’s or a Subsidiary’s payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of competent jurisdiction to be a common law employee.
2.11“Exchange Act.” The Securities Exchange Act of 1934, as amended.
2.12“Harmful Activity.” A Harmful Activity shall be deemed to have occurred if the Employee or the Non-Employee Director shall, while employed by or providing services to the Corporation or within six month after termination of such employment or service, do any one or more of the following:
(a)Use, publish, sell, trade or otherwise disclose “non-public information” of the Corporation unless such activity was inadvertent, done in good faith and did not cause significant harm to the Corporation.
(b)After notice from the Corporation, fail to return to the Corporation any document, data, or other item or items in the Employee’s or Non-Employee Director’s possession or to which the Employee or Non-Employee Director has access that may involve “non-public information” of the Corporation.

(c)Upon the Employee’s or Non-Employee Director’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Corporation, solicit or entice for employment or hire any Employee of the Corporation.
(d)Upon the Employee’s or Non-Employee Director’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Corporation, contact, call upon, solicit or do business with (other than a business which does not compete with any business conducted by the Corporation), any customer of the Corporation the Employee or Non-Employee Director contacted, called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not the information is or was “non-public information”) while employed by or providing services to the Corporation unless such activity was inadvertent, done in good faith, and did not involve a customer who the Employee or Non-Employee Director should have reasonably known was a customer of the Corporation.
(e)Upon the Employee’s or Non-Employee Director’s own behalf or on behalf of any other person or entity that competes or plans to compete with the Corporation, engage in any business activity in competition with the Corporation in the same or closely related activity that the Employee or Non-Employee Director was engaged in for the Corporation during the one year period prior to termination of employment or termination of services.
(f)For purpose of this Section 2.12, “non-public information” means, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., Employees, customers, and suppliers) that are developed, owned, utilized, or maintained by the Corporation, and that of its customers or suppliers, and that are not generally known by the public.
2.13 “Incentive Stock Option.” A Stock Option intended to satisfy the requirements of Code Section 422(b).
2.14“Non-Employee Director.” A member of the Board, or of the board of directors of a Subsidiary, or any other body performing the function of a board of directors, or a member of an advisory board or council established by the Board, who is not an Employee.
2.15“Nonqualified Stock Option.” A Stock Option which does not satisfy the requirements of Code Section 422(b).
2.16“Optionee.” A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.
2.17“Participant.” An Employee or Non-Employee Director to whom an Award has been made which Award remains outstanding.
2.18“Performance Criteria.” Any objective determination based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) asset quality, (n) expense reduction, (o) systems conversion, (p) peer performance, (q) special projects as determined by the Committee, and (r) integration initiatives. Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.
2.19“Performance Goal.” One or more goals established by the Committee, with respect to an Award intended to constitute a Performance Grant, that relate to one or more Performance Criteria. A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year), as may be specified by the Committee at the time of the awarding of a Performance Grant.
2.20“Performance Grant.” An Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.
2.21“Plan.” The Penns Woods Bancorp, Inc. 2014 Equity Incentive Plan.
2.22“Restricted Stock.” An award of Common Stock pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.

2.23“Retirement.” The termination of a Participant’s employment following the first day of the month coincident with or next following attainment of age 65. Retirement with respect to a Participant’s service as a Non‑Employee Director will also be determined in accordance with the provisions of the applicable Corporation’s or a Subsidiary’s by‑laws or other operative documents.
2.24“Securities Act.” The Securities Act of 1933, as amended.
2.25“Stock Option” or “Option.” A grant of a right to purchase Common Stock pursuant to the provisions of the Plan.
2.26“Subsidiary.” A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.
2.27“Termination For Cause.” With respect to an individual, shall have the meaning ascribed to such term any employment, severance or other similar agreement between such individual and the Company, or if no such agreement exists, termination of the employment of an Employee or the termination of service of a Non‑Employee Director, as the case may be (together, for purposes of this Section 2.29 (the “Individual”)) after:
(a)the Pennsylvania Department of Banking or any other government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment or services of such Individual or relieve him or her of his or her duties;
(b)the Individual engages in any Harmful Activity, or commits an act or engages in a course of conduct constituting fraud or willful malfeasance, dishonesty or gross negligence as to the Corporation or a Subsidiary or as to the Individual’s employment with or service to the Corporation or a Subsidiary;
(c)in the determination of the Committee with respect to an Employee, such Employee willfully fails to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after such Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness;
(d)in the determination of the Committee, the willful or continued failure by such Individual to substantially and satisfactorily perform the Individual’s duties with the Corporation or a Subsidiary (other than any such failure resulting from the Individual’s being “disabled” (within the meaning of Code Section 22(e)(3)) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Individual, which demand identifies the manner in which the Individual has not substantially or satisfactorily performed his or her duties; or
(e)in the determination of the Committee, the failure by such Individual to conform to the Corporation’s Code of Conduct.
For purposes of the Plan, no act, or failure to act, on a Individual’s part shall be deemed “willful” unless done, or omitted to be done, by such Individual not in good faith and without reasonable belief that such Individual’s action or omission was in the best interest of the Corporation or a Subsidiary.
ARTICLE 3. ADMINISTRATION
3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board (the “Committee”) composed of two or more members of the Board, all of whom are (a) ”non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) ”outside directors” within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Compensation Committee. Vacancies on the Compensation Committee, however caused, shall be filled by the Board.
3.2 Powers of the Committee.
(a)The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.
(b)Subject to the terms, provisions and conditions of the Plan the Committee shall have exclusive jurisdiction to:
(i)determine and select the Employees and Non‑Employee Directors to be granted Awards (it being understood that more than one Award may be granted to the same person);
(ii)determine the number of shares subject to each Award;
(iii)determine the date or dates when the Awards will be granted;
(iv)determine the exercise price of shares subject to an Option in accordance with Article 6;
(v)determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;
(vi)determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option;
(vii)determine the Performance Criteria, and establish Performance Goals with respect thereto, to be applied to an Award; and
(viii)prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Awards granted under the Plan.
(c)Subject to the provisions of this Article 3 and any applicable law, the Committee may, in its sole discretion, delegate any or all of its powers and duties under the Plan, including the power to make Awards under the Plan, to the Chief Executive Officer of the Corporation, subject to such limitations on such delegated powers and duties as the Committee may impose, if any; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan made by the Committee. Notwithstanding the foregoing, the Chief Executive Officer may not make Awards to, or take any action with respect to any Award previously granted, to himself or a person who is an Employee or Non‑Employee Director subject to the provisions of Rule 16b‑3 of the Exchange Act.
3.3 Liability. No member of the Board, the Committee or its designee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.
3.4 Establishment and Certification of Performance Goals. The Committee shall establish, prior to grant, Performance Goals with respect to each Award intended to constitute a Performance Grant. Notwithstanding anything herein to the contrary, no Option that is intended to constitute a Performance Grant may be exercised until the Performance Goal or Goals applicable thereto is or are satisfied, nor shall any share of Restricted Stock that is intended to constitute a Performance Grant be released to a Participant until, the Performance Goal or Goals applicable thereto is or are satisfied.
3.5 No Waiver of Performance Goals. Under no circumstances shall the Committee or the Board waive any Performance Goals with respect to the grant of any Award hereunder that is intended to constitute a Performance Grant.
3.6 Performance Grants Not Mandatory. Nothing herein shall be construed as requiring that any Award be made a Performance Grant; provided, however, that any Award may be subject to a one or more Performance Goals.
ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN
4.1 Common Stock Authorized.
(a)The initial total aggregate number of shares of Common Stock for which Awards may be made under the Plan shall not exceed 12½% of the Corporation’s issued and outstanding Common Stock on the date of the approval of this Plan by the Corporation’s shareholders. Notwithstanding the foregoing, the number of shares of Common Stock available for issuance under the Plan, including shares subject to then outstanding Awards, shall automatically increase on the first trading day of January of each calendar year during the term of the Plan, beginning with calendar year 2015, by an amount equal to the lesser of (i) 12½% of the positive difference, if any, between the number of outstanding shares of Common Stock, including shares subject to outstanding Awards, on the last trading day of the immediately preceding calendar year and the number of outstanding shares of Common Stock, including shares subject to outstanding Awards, on the first trading day of such immediately preceding calendar year; or (ii) an amount determined by the Board. No Incentive Stock Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases. The limitation established by this Section 4.1(a) shall be subject to adjustment as provided in Article 10.
(b)Subject to the overall 12½% limit, as adjusted, provided in Section 4.1(a), the maximum aggregate number of shares of Common Stock for which Restricted Shares may be awarded under the Plan shall not exceed 5% of the Corporation’s issued and outstanding Common Stock on the date of the approval of this Plan by the Corporation’s shareholders. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 4.1(a) above and Article 10.
(c)If any Option is exercised by tendering Common Stock, either actually or by attestation, to the Corporation as full or partial payment in connection with the exercise of such Option under the Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for Awards under the Plan.
4.2 Shares Available. The Common Stock to be issued under the Plan shall be the Corporation’s Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to an Award under the Plan.
ARTICLE 5. ELIGIBILITY
5.1 Participation. Awards shall be granted by the Committee only to persons who are Employees and Non‑Employee Directors.
5.2 Incentive Stock Option Eligibility. Incentive Stock Options may only be granted to Employees of the Corporation or a Subsidiary. Notwithstanding any other provision of the Plan to the contrary, a person who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, a person shall be considered as owning the stock owned, directly or indirectly, by or for the person’s brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. “Outstanding stock” shall include all stock actually issued and outstanding immediately before the grant of the Option. “Outstanding stock” shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.
ARTICLE 6. STOCK OPTIONS IN GENERAL
6.1 Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option granted to any person described in Section 5.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted. Fair market value shall be determined under the provisions of Code Section 409A and the regulations and guidance promulgated thereunder. The exercise price shall be subject to adjustment pursuant to the limited circumstances set forth in Article 10.
6.2 Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Employee in any calendar year (under the Plan and all other plans maintained by the Corporation and any Subsidiary) shall not exceed $100,000. With respect to all or any portion of any Option granted under this Plan not qualifying as an Incentive Stock Option, such Option shall be considered as a Nonqualified Stock Option granted under this Plan for all purposes. In addition, in the event that the Committee grants an Incentive Stock Option under this Plan to a Participant, and, in the event that the applicable limitation contained in this Section 6.2 is exceeded, then such Incentive Stock Option in excess of such limitation shall be treated as a Nonqualified Stock Option under this Plan subject to the terms and provisions of the applicable Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Option as a Nonqualified Stock Option.
6.3 Determination of Fair Market Value.
(a)If the Common Stock is listed on an established securities market (within the meaning of Code Section 409A), the fair market value per share of the Common Stock shall be the closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.
(b)In the event that the Common Stock is not traded on an established securities market (within the meaning of Code Section 409A), then the fair market value per share of Common Stock will be the price established by the Committee in good faith by application of a reasonable valuation method (within the meaning of Code Section 409A).
(c)Notwithstanding the foregoing, in the event of any change in law or interpretation of law, including but not limited to Code Section 409A and the regulations and guidance promulgated thereunder, the fair market value of the Common Stock on a particular day shall be determined in accordance with such law or interpretation of law.
6.4 Transferability of Options.
(a)Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee’s lifetime, only by him or her.
(b)An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee’s “immediate family” (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term “immediate family” shall mean an Optionee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).
ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS
7.1 Term and Vesting. Each Option granted under the Plan shall terminate on the date determined by the Committee, and specified in the Agreement; provided, however, that:
(a)each intended Incentive Stock Option granted to a person described in Section 5.2 shall terminate not later than five years after the date of the grant;
(b)each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant; and
(c)each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant.
Each Option granted under the Plan shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which:
(a)the Optionee has completed one year of continuous employment or service as a Non‑Employee Director with the Corporation or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals);
(b) unless otherwise provided in an Agreement, a Change in Control occurs; or

(c)unless otherwise provided in an Agreement, the Optionee’s Retirement, death, or being “disabled” (within the meaning of Code Section 22(e)(3)).
An Option may be exercised only during the continuance of the Optionee’s employment, or service as a Non‑Employee Director except as provided in Article 8.
7.2 Exercise.
(a)A person electing to exercise an Option shall give notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise notice shall be delivered to the Corporation in person, by certified mail, or by such other method (including electronic transmission) and in such form as determined by the Committee. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Section 6.3) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve; further provided, however, that no such manner of exercise shall be permitted if such exercise would violate Section 402 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).
(b)A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.
(c)At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.
ARTICLE 8. EXERCISE OF VESTED OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT OR SERVICE
8.1 Retirement; Other Termination by Corporation or Subsidiary; Change in Control. In the event of an Optionee’s termination of employment or service as a Non‑Employee Director (i) due to Retirement, (ii) by the Corporation or a Subsidiary other than Termination for Cause, or (iii) due to a Change in Control, such Optionee’s right to exercise such Option, to the extent vested, shall lapse:
(a)in the case of an Incentive Stock Option, at the earlier of the expiration of the term of such option or three months from the date of such termination of employment; and
(b)in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.
8.2 Death or Disability. In the event of an Optionee’s termination of employment or service as a Non‑Employee Director due to death or being “disabled” (within the meaning of Code Section 22(e)(3)), such Optionee’s right to exercise such Option, to the extent vested, shall lapse:
(a)in the case of an Incentive Stock Option, at the earlier of the expiration of the term of such Option or one year from the date of such termination of employment; and
(b)in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.

8.3 Termination For Cause; Other Termination by Optionee. In the event of an Optionee’s Termination For Cause, or in the event of the Optionee’s termination of employment or service as a Non‑Employee Director at the election of an Optionee, such Optionee’s right to exercise such Option shall lapse:
(a)in the case of an Incentive Stock Option, upon such termination of employment or, in the discretion of the Committee, up to three months from the date of such termination of employment; and
(b)in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, upon such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.
8.4 Special Termination Provisions.
(a)In the event that an Optionee’s employment or service as a Non‑Employee Director is terminated by the Corporation or a Subsidiary and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any continuous service requirement for vesting (but not any Performance Goal or Goals) specified in an Agreement pursuant to Section 7.1 and permit exercise of an Option held by such Optionee prior to the satisfaction of such continuous service requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee’s termination of employment or service as a Non‑Employee Director.
(b)In the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above, such Option shall lapse:
(i)in the case of an Incentive Stock Option, at the earlier of the expiration of the term of such Option or three months from the date of termination of employment; and
(ii)in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.
ARTICLE 9. RESTRICTED STOCK
9.1 In General. Each Restricted Stock Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Award. A Restricted Stock Award shall be subject to a vesting schedule and one or more Performance Goals.
9.2 Minimum Vesting Period for Restricted Stock Awards. Each Restricted Stock Award granted to a Participant shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Participant has completed one year of continuous employment or service as a Non‑Employee Director with the Corporation or a Subsidiary immediately following the date that the Restricted Stock was awarded (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals); (ii) unless otherwise provided in an Agreement, a Change in Control occurs; (iii) unless otherwise provided in an Agreement, the Participant’s Retirement, death, or being “disabled” (within the meaning of Code Section 22(e)(3)) or (iv) unless otherwise provided in an Agreement, the Participant terminates employment or Service as a Non-Employee Director due to Retirement.
9.3 Waiver of Vesting Period for Certain Restricted Stock Awards. In the event that a Participant’s employment as an Employee or services as a Non‑Employee Director are terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period (but not any Performance Goal or Goals) with respect to a Restricted Stock Award held by such Participant. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Participant’s termination of employment.
9.4 Issuance and Retention of Share Certificates By Corporation. One or more share certificates shall be issued upon the grant of a Restricted Stock Award; but until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of a continuous service requirement and/or one or more Performance Goals, the Corporation shall retain such share certificates.
9.5 Stock Powers. At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.

9.6 Release of Shares. Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares, together with an amount of cash (without interest) equal to the dividends that have been paid on such shares with respect to record dates occurring on and after the date of the related Award.
9.7 Forfeiture of Restricted Stock Awards. In the event of the forfeiture of a Restricted Stock Award, by reason of the termination of employment or service as a Non-Employee Director prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.
9.8 Assignment, Transfer, Etc. of Restricted Stock Rights. The potential rights of a Participant to shares of Restricted Stock may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her.
ARTICLE 10. ADJUSTMENT PROVISIONS
10.1Share Adjustments.
(a)In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price thereof (where relevant), (iii) the maximum number of Awards that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.
(b)If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.
(c)The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.
10.2Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation’s assets, shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Award or substitute its own awards.
10.3Fractional Shares. Fractional shares resulting from any adjustment in Awards pursuant to this article may be settled as the Committee shall determine.
10.4Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted.
ARTICLE 11. GENERAL PROVISIONS
11.1Effective Date. The Plan shall become effective upon the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.
11.2Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of the Plan’s approval by the Corporation’s shareholders.

11.3Limitation on Termination, Amendment or Modification.
(a)The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:
(i)increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except as provided in Section 10.1);
(ii) changes the class of eligible Participants; or
(iii) otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

11.4No Right to Grant of Award or Continued Employment or Service. Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to a person who qualifies as an Employee or Non‑Employee Director, or (b) confer upon a Participant any right to continue in the employ or service of the Corporation or any Subsidiary or limit in any respect the right, if any, of the Corporation or of any Subsidiary or the Board, as the case may be, to terminate the Participant’s employment.
11.5No Obligation. No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.
11.6Code Section 409A. This Plan is intended to be exempt from the provisions of Code Section 409A by reason of not being deemed a “nonqualified deferred compensation plan” within the meaning of Code Section 409A(d)(1). Each of the provisions of this Plan document, however, are qualified by reference to provisions of Code Section 409A, and the guidance promulgated thereunder, to the extent such section applies to this Plan. Notwithstanding anything herein to the contrary, if Code Section 409A is applicable the exercise of any discretionary authority and the implementation or carrying out of each other provision of the Plan shall be conditioned upon the conditions and limitations of Code Section 409A and compliance with its specific terms, as the same may have been interpreted by regulatory, case law, or other governing authority. Further, if this Plan or any Option granted hereunder is, or shall become subject to the provisions of Code Section 409A, each such affected Option shall be deemed exercised on the date it vests, or the date the Plan or such Option, as applicable, becomes subject to Code Section 409A; provided, however, that if an Optionee is unable to deliver the exercise price and required withholding taxes to the Corporation, such Optionee shall be paid in one lump sum as soon as practicable, to the extent permitted by tax, corporate, securities, and any other relevant laws, (a) the excess (if any) of the fair market value of the Option at the relevant time over the exercise price, less (b) the required tax withholdings.
11.7Withholding Taxes.
(a)Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant pay or reimburse to it any withholding taxes at such time as withholding is required by law.
(b)With the permission of the Committee, a Participant may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.
11.8Limitation on Awards. Awards under this Plan (and any other plan of the Corporation or a Subsidiary providing for stock options or restricted stock awards) to a Participant shall not exceed, in the aggregate, 200,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.
11.9Listing and Registration of Shares.

(a)No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.
(b)If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:
‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.’
11.10Disinterested Director. For purposes of this Plan, a director shall be deemed “disinterested” if such person could qualify as a member of the Committee under Section 3.1.
11.11Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.
11.12Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.
11.13Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

PENNS WOODS BANCORP, INC.

Proxy for the Annual Meeting of Shareholders
to be held April 30, 2014
This Proxy is being solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Penns Woods Bancorp, Inc. (the “Corporation”) hereby constitutes and appoints Brian L. Knepp, Robert J. Glunk, and Kimberly Yale and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Corporation standing in my (our) names on its books on March 3, 2014 at the Annual Meeting of Shareholders of the Corporation to be held at Pine Barn Inn, One Pine Barn Place, Danville, Pennsylvania on Wednesday, April 30, 2014 at 1:00 p.m., local time, and at any postponement or adjournment thereof (the “Annual Meeting”). The undersigned hereby directs that this proxy be voted as follows:

The Board of Directors recommends you vote FOR each of the proposals listed below.

			FOR	WITHHOLD	FOR ALL EXCEPT
1.	Election of four class 3 directors to serve for a three‑year term		☐	☐	☐
Nominees:
	(01) James M. Furey, II	(02) Richard A. Grafmyre
	(03) D. Michael Hawbaker	(04) John G. Nackley
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s) name or number on the line below.
			FOR	AGAINST	ABSTAIN
2.	Proposal to amend articles of incorporation to reduce the supermajority shareholder vote necessary to approve acquisitions of other companies.		☐	☐	☐
3.	Proposal to adopt the 2014 Penns Woods Bancorp, Inc. Equity Incentive Plan.		☐	☐	☐
4.	Proposal to ratify appointment of registered public accounting firm.		☐	☐	☐

	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING/LUNCH.				☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above